Exhibit 3.2

Memorandum and Articles of Association

Of

LUMIRADX LIMITED

The Companies Act

(as revised) of the Cayman Islands

Company number: 314391

(Exempted company limited by shares)

(Adopted by special resolution on [●] 2021)

Company number: 314391

(Exempted company limited by shares)

(Adopted by special resolution on [●] 2021)

THE COMPANIES ACT (AS REVISED)

MEMORANDUM OF ASSOCIATION

OF

LUMIRADX LIMITED

1	The name of the Company is LumiraDx Limited.

2

The registered office will be situated at the offices of Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park, Grand Cayman, KY1-1108, Cayman Islands, or at such other place in the Cayman Islands as the directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by any law of the Cayman Islands.

4	The Company shall have and be capable of exercising all the powers of a natural person of full capacity as provided by law.

5	The liability of the shareholders is limited to the amount, if any, unpaid on their shares.

6

[The authorised share capital of the Company is US$[•] divided into [•] A Ordinary Shares of par value US$[•] each, US$[•] Common Shares of par value US$[•] each and US$[•] shares of par value US$[•] each of such class or classes (however designated) and having such rights as the Board may determine in accordance with Article 5.6 (Undesignated Shares) of the Articles][1].

7

The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to apply for deregistration in the Cayman Islands.

8	Capitalised terms that are not defined herein bear the same meaning given to them in the Articles of Association of the Company.

[1]

NTD - Authorised share capital and par value of each class of share to be updated once the subdivision is known. Each of the subdivision and the adoption of the Articles will be approved by the Shareholders subject to the Merger closing.

TABLE OF CONTENTS

		Page Nos.

Part A Interpretation, limitation of liability and other miscellaneous provisions		1

1.	Preliminary	1

2.	Defined terms	1

3.	Interpretation	8

4.	Liability of Shareholders	9

Part B Share capital, rights and transfers		9

5.	Share capital	9

6.	Rights attaching to A Ordinary Shares and Common Shares	10

7.	Permitted transfers of the A Ordinary shares	20

8.	Mandatory transfers of A Ordinary Shares	20

9.	Registration	22

Part C Founder Directors		23

10.	The Founder Directors	23

Part D Directors and Secretary Number and appointment of directors		24

11.	Number of directors	24

12.	Methods of appointing directors	24

13.	Number of Directors to Retire	24

14.	Termination of director’s appointment	25

15.	Directors’ general authority	25

16.	Delegation of Directors’ Powers	26

17.	Agents	26

Part E Decision-making by directors		26

18.	Directors to take decisions collectively	26

19.	Unanimous decisions	27

20.	Calling a directors’ meeting	27

21.	Participation in directors’ meetings	27

22.	Quorum for directors’ meetings	28

23.	Chairing of directors’ meetings	28

24.	Casting vote	29

25.	Conflicts of interest	29

26.	Minutes	30

27.	Directors’ discretion to make further rules	30

Part F Remuneration of Directors		30

28.	Directors’ remuneration	30

29.	Directors’ expenses	30

Part G Alternate directors and Secretary		31

30.	Appointment and removal of alternates	31

31.	Rights and responsibilities of alternate directors	31

32.	Termination of alternate directorship	32

33.	Secretary	32

Part H Liens, share certificates and distributions Liens, calls and forfeiture		32

34.	Company’s lien	32

35.	Enforcement of the Company’s lien	33

36.	Call notices	34

37.	Liability to pay calls	34

38.	Payment in advance of calls	34

39.	When call notice need not be issued	35

40.	Failure to comply with call notice: automatic consequences	35

41.	Notice of intended forfeiture	35

42.	Directors’ power to forfeit shares	36

43.	Effect of forfeiture	36

44.	Procedure following forfeiture	37

45.	Surrender of shares	37

46.	Company not bound by less than absolute interests	37

47.	Share certificates	37

48.	Replacement share certificates	38

49.	Instruments of transfer	38

50.	Register	39

51.	Closing Register of Shareholders or Fixing Record Date	39

52.	Fractional entitlements	40

Part I Dividends and Other Distributions		40

53.	Procedure for declaring dividends	40

54.	Calculation of dividends	41

55.	Payment of dividends and other distributions	41

56.	No interest on distributions	42

57.	Unclaimed distributions	42

58.	Non-cash distributions	42

59.	Waiver of distributions	43

Part J Capitalisation of Profits		43

60.	Authority to capitalise and appropriation of capitalised sums	43

Part K Decision-making by Shareholders		44

61.	Power to call general meetings	44

62.	Notice of general meetings	45

63.	General meetings at more than one place	46

64.	Electronic general meetings	46

65.	Attendance and speaking at general meetings	47

66.	Quorum for general meetings	47

67.	Chairing general meetings	47

68.	Attendance and speaking by directors and non-shareholders	48

69.	Security	48

70.	Adjournment	48

71.	Voting: general	49

72.	Errors and disputes	49

73.	Content of proxy notices	49

74.	Delivery of proxy notices	50

75.	Revocation of proxy notices	51

76.	Votes of proxies	51

77.	Amendments to resolutions	51

78.	Corporations acting by representatives at meetings	52

Part L Administrative Arrangements		52

79.	Company communications	52

80.	Company seals	54

81.	Accounts, audit and annual return and declaration	54

82.	Right to inspect accounts and other records	55

83.	Indemnity	55

84.	Amendment of articles of association	57

Company number: 314391

The Companies Act (as revised)

Exempted company limited by shares

ARTICLES OF ASSOCIATION

of

LUMIRADX LIMITED (the “Company”)

PART A

INTERPRETATION, LIMITATION OF LIABILITY AND OTHER MISCELLANEOUS PROVISIONS

1.	PRELIMINARY

Table A of the First Schedule to the Act shall not apply to the Company.

2.	DEFINED TERMS

In these Articles, unless a contrary intention is expressly stated, the following words and expressions shall have the following meanings:

“5% Convertible Loan Notes” means the 5% unsecured convertible loan notes issued pursuant to the convertible loan note instrument dated 15 October 2019 between the Company and Wilmington Trust SP Services (London) Limited.

“10% Convertible Loan Notes” means the 10% unsecured convertible loan notes issued pursuant to the convertible loan note instrument dated 1 July 2020 between the Company and Wilmington Trust SP Services (London) Limited.

“2016 Warrants” means the warrants issued by the Company to the USB Funds pursuant to a warrant instrument dated 3 October 2016.

“2019 Warrants” means the warrants issued by the Company to Kennedy Lewis Investment Management, Petrichor Opportunities Fund I LP and certain other lenders pursuant to warrant instruments dated 20 September 2019.

“2020 Warrants” means the warrants issued by the Company on the 9 November 2020 pursuant to a warrant instrument dated 1 July 2020.

“Act” means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company.

“Affiliate” means in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and: (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity and “Affiliates” shall be construed accordingly.

“AGM” has the meaning ascribed to it in Article 61.1 (Power to call General Meetings).

“alternate” or “alternate director” has the meaning ascribed to it in Article 30 (Appointment and removal of alternates).

“A Ordinary Shares” means the A ordinary shares of US$[•] each in the capital of the Company.

“appointor” has the meaning ascribed to it in Article 30 (Appointment and removal of alternates).

“Articles” means the Company’s articles of association as amended from time to time by way of special resolution (and “Article” means a provision of the Articles).

“associated company” means any subsidiary or holding company of the Company or any subsidiary of any holding company of the Company.

“Audit Committee” means the audit committee of the Company formed by the Board pursuant to Article 16.3 (Delegation of Directors’ Powers), or any successor of the audit committee;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than the Cayman Islands which have an effect similar to that of bankruptcy.

“Board” means the board of directors of the Company from time to time.

“Business Day” means any day except: (i) a Saturday, (ii) a Sunday; and (iii) any other day on which commercial banks in New York, United States of America or in London, United Kingdom or in the Cayman Islands are authorised or obligated by law or executive order to close.

“CAH” means CA Healthcare Acquisition Corp, a Delaware corporation with a registered office at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808.

“CAH Common Shares” means the Common Shares issued to the former stockholders of CAH (other than the Sponsor Common Shares and any Common Shares arising from the exercise of the CAH Warrants) in accordance with the terms of the Merger Agreement and registered pursuant to a registration statement filed with and declared effective by the SEC.

“CAH Common Stock” has the meaning given to such term in the Merger Agreement.

“CAH Warrants” means, other than the Sponsor Warrants, the warrants issued to former holders of CAH Common Stock, and assumed by the Company at the Effective Time, pursuant to a warrant agreement dated January 26 2021, as amended and restated on [•] April 2021, exercisable for Common Shares in accordance with the terms set out therein;

“call” has the meaning ascribed to it in Article 36.1 (Call notices).

“call notice” has the meaning ascribed to it in Article 36.1 (Call notices).

“call payment date” has the meaning ascribed to it in Article 40 (Failure to comply with call notice: automatic consequences).

“capitalised sum” has the meaning ascribed to it in Article 60 (Authority to capitalise and appropriate of capitalised sum).

“Chairman” means the chairman of the Board appointed pursuant to Article 23 (Chairing of directors’ meetings).

“chairman of the meeting” has the meaning ascribed to it in Article 67 (Chairing general meetings).

“Class I Directors” has the meaning ascribed to it in Article 14.2 (Number of Directors).

“Class II Directors” has the meaning ascribed to it in Article 14.2 (Number of Directors).

“clear days” means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986 as amended.

“Common Shares” means the ordinary shares of US$[•] par value each in the capital of the Company.

“Companies Act” means the Companies Act (2020 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof.

“Company’s lien” has the meaning ascribed to it in Article 34.1 (Company’s lien).

“Designated Securities Exchange” means, at any time, the registered national securities exchange on which any of the shares are then principally listed or traded, which shall, from the Closing Date, be the Nasdaq or any successor exchange of the Nasdaq.

“Designated Securities Exchange Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any of the shares on the Designated Securities Exchange.

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called.

“distribution recipient” has the meaning ascribed to it in Article 55 (Payment of dividends and other distributions).

“document” includes, unless otherwise specified, any summons, notice, order, register, certificate or other legal process and includes any such document sent or supplied in electronic form.

“Early Conversion Conditions” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Early Restricted Period End Date” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Effective Time” has the meaning given to such term in the Merger Agreement.

“electronic general meeting” has the meaning ascribed to it in Article 64 (Electronic General Meeting).

“eligible director” means a director who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting (but excluding any director whose vote is not to be counted in respect of the resolution in question).

“Employee” means a person who at the date of the adoption of these Articles or subsequently is employed by, or is a consultant to, any Group Company and/or holds the office of executive and/or non-executive director in any Group Company.

“Exceptional Voluntary Conversion” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exceptional Voluntary Conversion Date” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exceptional Voluntary Conversion Notice” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.

“Family Trust” means a trust under which:

(a)	the beneficial interest in the shares held by it or the income from such shares is for the time being, or may in the future be, vested in no person other than:

(i)	the settlor or a Privileged Relation of such settlor; or

(ii)

any charity or charities as default beneficiaries (meaning that such charity or charities have no immediate beneficial interest in the shares or the income from them when the trust is created but may become so interested if there are no other beneficiaries from time to time except another charity or charities); and

(b)

no power or control over the voting powers conferred by the shares held by it is for the time being exercisable by or subject to the consent of any person other than the trustee or trustees or the settlor or a Privileged Relation of such settlor.

“Founders” means each of Ron Zwanziger, Dave Scott PHD and Jerry McAleer PHD and “Founder” shall be construed accordingly.

“Founder Director” has the meaning ascribed to it in Article 10 (The Founder Directors) or the relevant Founder Director’s alternate.

“Founder Shares Lock-Up Period” shall have the meaning ascribed to it in the Sponsor Agreement.

“Group” means the Company and its subsidiaries (if any) for the time being and “Group Company” means any of them.

“Indemnified Person” means any director, alternate director, Secretary or other officer for the time being or from time to time of the Company or any Group Company.

“Independent Directors” means the members of the Board designated as independent directors in accordance with the requirements of the Designated Securities Exchange Rules for a foreign private issuer.

“instrument” means a document in hard copy form.

“Jefferies Warrants” means the warrants issued by the Company to Jefferies Finance LLC pursuant to a warrant instrument dated 6 November 2020.

“lien enforcement notice” has the meaning ascribed to it in Article 35 (Enforcement of the Company’s lien).

“Market Price” means the market value of the A Ordinary Shares which shall be deemed to be the market price of a Common Share at the close of business on the date immediately preceding the date of the Transfer Notice.

“Merger Agreement” means the agreement and plan of merger dated [•] April 2021 entered into between the Company, CAH and Merger Sub.

“Merger Sub” means LumiraDx Merger Sub, Inc.

“Morningside” means Morningside Venture Investments Limited and MVIL, LLC.

“Nasdaq” means Nasdaq Global Select Market (or other similar national quotation system of the Nasdaq Stock Market).

“ordinary resolution” means a resolution that is described as such in its terms passed by a simple majority of such shareholders as, being entitled to do so, vote in person or by proxy at a duly convened general meeting of the Company.

“Other Indemnitors” means persons or entities other than the Company that may provide indemnification, advancement of expenses and/or insurance to the Indemnified Persons in connection with such Indemnified Persons’ involvement in the management of the Company.

“paid” means paid or credited as paid.

“participate”, in relation to a directors’ meeting, has the meaning ascribed to it in Article 21 (Participation in directors’ meetings).

“partly paid” in relation to a share, means that part of that share’s par value or any premium at which it was issued that has not been paid to the Company.

“person” includes any individual, firm, corporation, body corporate, association, partnership, trust, unincorporated association, employee representative body, government or state or agency or department thereof, executors, administrators or successors in title (whether or not having a separate legal personality).

“persons entitled” has the meaning ascribed to it in Article 60.1 (Authority to capitalise and appropriation of capitalised sum).

“Pharmakon Warrants” means the warrants to be issued by the Company to BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership pursuant to a warrant instrument dated [•] 2021.

“Privileged Relation” means in relation to a shareholder, the spouse, civil partner or widow, widower or surviving civil partner of the shareholder and/or the shareholder’s children and/or grandchildren (including step and adopted children and their issue and step and adopted children of the shareholder’s children).

“proxy notice” has the meaning ascribed to it in Article 73 (Content of proxy notices).

“relevant director” means any director or former director of the Company or any associated company.

“relevant loss” means any costs, charges, losses, expenses and liabilities which have been or may be incurred by a relevant director, Secretary or other officer in the actual or purported execution or discharge of his duties or in the actual or purported exercise of his powers in relation to the affairs of the Company, any associated company, any pension fund (including any occupational pension scheme) or any employees’ share scheme of the Company or associated company.

“relevant rate” has the meaning ascribed to it in Article 40.1(b) (Failure to comply with call notice: automatic consequences).

“Register” means, as the context requires, (i) in the case of the Common Shares, the register of members holding the Common Shares to be kept in accordance with the Companies Act and maintained in accordance with the Designated Securities Exchange Rules; and/or (ii) in the case of the A Ordinary Shares, the register of members holding the A Ordinary Shares maintained by the Company in accordance with Section 40 of the Companies Act; and/or (iii) in the case of any other shares, any other register of members to be kept in accordance with the Companies Act.

“Relevant Transfer Price” has the meaning ascribed to it in Article 8.6 (Mandatory Transfers of A Ordinary Shares).

“Relevant System” means any computer based system, and procedures, permitted by the Designated Securities Exchange, which enables title in units of a security to be evidenced by a book-entry system and Transferred without a written instrument and which facilitates supplementary and incidental matters.

“Restricted Common Shares” has the meaning ascribed to it in Article 6.12 (Restricted Common Shares).

“Restricted Period End Date” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire A Ordinary Shares, including any A Ordinary Shares to be issued under a Share Option Scheme or issuable upon the exercise of any of the 2016 Warrants and/or the 2019 Warrants.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Share Option Scheme” means any share option scheme of the Company for the incentivisation and/or reward of current and/or prospective Employees and/or consultants (or consultants service companies) of the Company and/or any Group Company, existing as at the date of adoption of these Articles.

“shareholder” or “holder” shall each mean a member who is registered as the holder of shares of any class in the Register.

“Shareholder Requisition Meeting” has the meaning ascribed to it under Article 61.4 (Power to Call General Meetings).

“shares” means shares of any class in the capital of the Company and “share” shall be construed accordingly.

“special resolution” means a resolution that is described as such in its terms passed by shareholders representing at least two thirds (2/3) of the total voting rights of shareholders who being entitled to vote, do so, in person or by proxy, at a duly convened general meeting of the Company.

“Sponsor” means CA Healthcare Sponsor LLC.

“Sponsor Agreement” means the agreement between, inter alia, the Sponsor, the Company and CAH.

“Sponsor Common Shares” means the Common Shares issued to the Sponsor pursuant to the Merger Agreement.

“Sponsor Warrants” means the 4,050,000 CAH Warrants issued to the Sponsor which will, at the Effective Time, be converted and exchanged for [405,000] Common Shares in accordance with the terms of the Sponsor Agreement.

“subsidiary” means a company which is a subsidiary of another company, its “holding company” by means of the holding company: (a) holding a majority of the voting rights in it; or (b) is a shareholder and has the right to appoint or remove a majority of its board of directors; or (c) is a shareholder and controls alone, pursuant to an agreement with other shareholders, a majority of the voting rights in it, or if it is a subsidiary of a company that is itself a subsidiary of that other company and “subsidiaries” shall be construed accordingly.

“SVB Warrants” means the warrants issued by the Company to Silicon Valley Bank pursuant to a warrant instrument dated 20 January 2021.

“Swap” means any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

“Transfer” shall mean (a) any direct or indirect sale, offer to sell, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, the transfer of a share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to voting control over such share by proxy or otherwise; (b) the entry into of any Swap; (c) the making of any demand for, or the exercise of any right with respect to, the registration under the Securities Act, of the offer and sale of any such share or any legal or beneficial interest in such share, or causing to be filed with the SEC a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or (d) the public announcement of any intention to do any of the foregoing, provided, however, that the following shall not be considered a “Transfer” within the meaning of these Articles: (i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at a general meeting of shareholders, and “Transferred” shall be construed accordingly.

“Transfer Agent” means a person approved under the Designated Securities Exchange Rules as operator of the Relevant System.

“Transfer Notice” has the meaning ascribed to it in Article 8.1 (Mandatory Transfers of A Ordinary Shares).

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

“Undesignated Shares” has the meaning ascribed to it in Article 5.6 (Undesignated Shares).

“United Kingdom” means Great Britain and Northern Ireland.

“USB Funds” means USB Focus Fund LumiraDx 1 A LLC and USB Focus Fund LumiraDx 1-B.

“US$” or “USD” shall mean US Dollars, the lawful currency of the United States of America.

“U.S. Person” means a person who is a citizen or resident of the United States of America.

“Voluntary Conversion” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Date” has the meaning ascribed to it in Article 6.7(c) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Notice” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Converting Holder” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Rate” means one (1) Common Share for each A Ordinary Share subject to adjustment in accordance with Article 6.9 (Voluntary conversion rate).

“Wholly-owned Group” means a body corporate and any holding company of which it is a wholly-owned subsidiary and any other wholly-owned subsidiaries of that holding company (including any wholly-owned subsidiary of the body corporate).

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods and “written” shall be construed accordingly.

3.	INTERPRETATION

3.1	In these Articles:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	the table of contents and headings are for convenience only and do not affect the interpretation of these Articles;

(c)	general words shall not be given a restrictive meaning:

(i)	if they are introduced by the word “other” or “including” or similar words by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(ii)	by reason of the fact that they are followed by particular examples intended to be embraced by those general words; and

(d)

for the purposes only of determining whether a company is a subsidiary or holding company, shares registered in the name of a person (or its nominee) by way of security or in connection with the taking of security shall be treated as held by the person providing the security and shares held by a person as nominee for another shall be treated as held by the other.

3.2

Unless the context otherwise requires (or unless otherwise defined or stated in these Articles), words or expressions contained in these Articles shall have the same meaning as in the Act as in force from time to time.

4.	LIABILITY OF SHAREHOLDERS

The liability of the shareholders is limited to the amount, if any, unpaid on the shares held by them.

PART B

SHARE CAPITAL, RIGHTS AND TRANSFERS

5.	SHARE CAPITAL

5.1

The authorised share capital of the Company is US$[•] divided into [•] A Ordinary Shares of par value US$[•] each, [•]Common Shares of par value US$[•] each and [•] shares of par value US$[•] each of such class or classes (however designated) and having such rights as the Board may determine in accordance with Article 5.6 (Undesignated Shares) of the Articles.

5.2	Except as otherwise provided in these Articles, the A Ordinary Shares and the Common Shares shall rank pari passu in all respects but shall constitute separate classes of shares.

5.3

Subject to these Articles, the Act, and where applicable, the Designated Securities Exchange Rules, all shares for the time being unissued shall be under the control of the Board who may, in their absolute discretion and without the approval of the shareholders, cause the Company to offer, allot, grant options, warrants or similar instruments with respect thereto over or otherwise dispose of the shares with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no share shall be issued at a discount (except in accordance with the provisions of the Act) and in all cases, subject to the provisions of these Articles, the Designated Securities Exchange Rules and the Act but without prejudice to any rights attached to any existing shares.

5.4	Subject to the Act and these Articles, the Company may:

(a)

issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares; and

(b)

make payment in respect of the redemption or repurchase of its own shares in any manner authorised by the Act, including out of capital, share premium, profits or the proceeds of a fresh issue of new shares.

5.5	Shares may be issued by the Company which are nil, partly or fully paid. The Company shall not issue shares to bearer.

5.6

Without prejudice to the generality of Article 5.3 (Share Capital) above, the Board is hereby authorised to issue (or cause to be issued), without the approval of shareholders, one or more classes or series of undesignated shares (“Undesignated Shares”), and to fix the designations, powers, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series of Undesignated Shares, dividend rights, conversion rights, redemption privileges, voting rights and powers (including full or limited or no voting rights or powers) and liquidation preferences, and to increase or decrease the number of shares comprising any such class or series (but not below the number of shares of any class or series of Undesignated Shares then outstanding) to the extent permitted by these Articles, applicable Designated Securities Exchange Rules, and the Act.

5.7	The Company may from time to time by ordinary resolution:

(a)	consolidate and/or divide all or any of its share capital into shares of larger par value than its existing shares; and/or

(b)

subdivide its existing shares, or any of them, into shares of smaller par value than is fixed by the Memorandum of Association of the Company subject (in each case) nevertheless to the provisions of section 13 of the Companies Act.

6.	RIGHTS ATTACHING TO A ORDINARY SHARES AND COMMON SHARES

6.1

Each of the A Ordinary Shares and the Common Shares shall entitle the holders thereof to the rights and shall be subject to the restrictions set out in this Article 6 (Rights attaching to A Ordinary Shares and Common Shares).

6.2	Voting rights attaching to A Ordinary Shares

Except as otherwise provided in these Articles, the holders of the A Ordinary Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. Each holder of A Ordinary Shares, present at such meeting in person or by proxy or by representative, shall be entitled on a poll to ten (10) votes, for each A Ordinary Share held by him.

6.3	Voting rights attaching to Common Shares

Except as otherwise provided in these Articles, the holders of the Common Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. Each holder of Common Shares present at such meeting in person or by proxy or by representative shall be entitled on a poll to one (1) vote, for each Common Share held by him.

6.4	Dividends

Any profits which the Company or the Board may determine to distribute shall be distributed amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata (on a per share basis) according to the number of A Ordinary Shares and Common Shares held.

6.5	Capital

Subject to the Act, on a return of capital on a winding up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis) the assets of the Company available for distribution amongst its shareholders after payment of its liabilities shall be applied amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata (on a per share basis) according to the number of A Ordinary Shares and Common Shares held.

6.6	Transfer of A Ordinary Shares

(a)

Except as provided in Article 6.6(b) below (Transfer of A Ordinary Shares) no Transfer of any A Ordinary Shares is permitted unless such A Ordinary Shares are first voluntarily converted into Common Shares in accordance with Article 6.7 (Voluntary conversion of the A Ordinary Shares) or Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

(b)

A holder of A Ordinary Shares may Transfer any of the A Ordinary Shares held by such holder without first converting them into Common Shares in accordance with Article 6.7 (Voluntary conversion of the A Ordinary Shares) or Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares) below if, but only if, it is:

(i)	a Permitted Transfer in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or is a Mandatory Transfer in accordance with Article 8 (Mandatory Transfers of A Ordinary Shares);

(ii)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of A Ordinary Shares, provided that such plan does not provide for a Transfer of A Ordinary Shares prior to the Restricted Period End Date and the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, prior to the Restricted Period End Date;

(iii)

a Transfer of (and/or the entry into of an irrevocable commitment to agree to Transfer) A Ordinary Shares pursuant to a bona fide third party tender offer, merger, or other similar transaction made to or involving all holders of the Company’s securities and involving a change of control of the Company, provided that in the event that such merger, tender offer or other transaction is not consummated, such A Ordinary Shares held by such holder shall remain subject to the restrictions on Transfer set forth herein;

(iv)	the Transfer of A Ordinary Shares by gift, or by will or intestate succession to a Privileged Relation or to the trustees of a Family Trust;

(v)	the Transfer of A Ordinary Shares pursuant to a court order in respect of, or by operation of applicable law as a result of, a divorce; or

(vi)

if the holder of the A Ordinary Shares is a non-individual, the Transfer of A Ordinary Shares to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partner, general partner, limited liability company member, trust beneficiary or stockholder of such holder, or, if the holder of the A Ordinary Shares is a corporation, to any wholly-owned subsidiary of such holder, and any such Transfer of an A Ordinary Share shall be effected in accordance with Article 49 (Instrument of Transfer); provided, however, that in the case of a Transfer permitted in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or in any case described in Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above, it shall be a condition to such Transfer that each transferee shall receive and hold such A Ordinary Shares subject to the provisions of these Articles and that no public disclosure or filing under the Exchange Act by any party to the Transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of A Ordinary Shares in connection with such Transfer, other than, in the case of a Transfer permitted in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above, any required filing on Schedule 13D, 13D/A, 13G, 13G/A or Form 13F, provided that such Schedule 13D, 13D/A, 13G, 13G/A or Form 13F shall clearly indicate in the footnotes (x) the filing relates to the circumstances described in Article 7 (Permitted Transfers of A Ordinary Shares) or Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above and (y) any A Ordinary Shares still held by the transferor pursuant to any Transfer shall remain subject to the terms and restrictions under these Articles,

(c)

Except as provided in Articles 6.6(a) (Transfer of A Ordinary Shares) or Article 6.6(b) (Transfer of A Ordinary Shares) above, any other purported Transfer of A Ordinary Shares will be an invalid Transfer and will be void for the purposes of these Articles and the directors must refuse any application to register the proposed Transfer of any such A Ordinary Shares.

6.7	Voluntary Conversion of the A Ordinary Shares

(a)

Subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares), A Ordinary Shares are not convertible into Common Shares until after the date that is one hundred and eighty (180) days after the Closing Date (the “Restricted Period End Date”). Subject to the Act and Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, each holder of A Ordinary Shares shall be entitled after the Restricted Period End Date on giving a voluntary conversion notice to the Company (a “Voluntary Conversion Notice”) (such shareholder being a “Voluntary Converting Holder”), to convert all or any part of his holding of A Ordinary Shares into Common Shares at the applicable Voluntary Conversion Rate (a “Voluntary Conversion”), provided that if a Voluntary Converting Holder gives a Voluntary Conversion Notice in respect of part only of his holding of A Ordinary Shares so that following such conversion the Voluntary Conversion Holder shall hold a number of A Ordinary Shares smaller than the number of A Ordinary Shares required to convert into one Common Share at the Voluntary Conversion Rate then applicable, all the A Ordinary Shares held by that Voluntary Converting Holder shall be converted notwithstanding the lower figure stipulated in the Voluntary Conversion Notice. A Voluntary Conversion Notice, once delivered in accordance with this Article 6.7(a) (Voluntary conversion of the A Ordinary Shares), shall be irrevocable.

(b)	The Voluntary Conversion Notice shall:

(i)	include the number of A Ordinary Shares to be converted pursuant to the Voluntary Conversion;

(ii)	be duly signed by the relevant holder of A Ordinary Shares and delivered to the Company’s registered office (or such other place as the Company has notified to the holder of the A Ordinary Shares);

(iii)

enclose the share certificate(s) (if any) of the relevant A Ordinary Shares to be converted (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)); and

(iv)

subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, only be validly served under these Articles by the Voluntary Converting Holder if the Voluntary Conversion Notice is served on a date falling after the Restricted Period End Date.

(c)

Subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, the voluntary conversion date (the “Voluntary Conversion Date”) shall be the date falling five (5) Business Days following the date that a Voluntary Conversion Notice is delivered to the Company in accordance with Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares) and Article 6.7(b) (Voluntary Conversion of the A Ordinary Shares).

(d)

The number of Common Shares to be issued on a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, shall be determined by multiplying the total number of A Ordinary Shares to be converted (as stipulated in the Voluntary Conversion Notice, or to the extent applicable, in the Exceptional Voluntary Conversion Notice) by the Voluntary Conversion Rate in effect at the relevant Voluntary Conversion Date, or to the extent applicable, at the relevant Exceptional Voluntary Conversion Date.

(e)

Subject to the Act but notwithstanding any other provision in these Articles, the Board shall effect the conversion of the total number of the A Ordinary Shares as set out in the Voluntary Conversion Notice, or to the extent applicable, in the Exceptional Voluntary Conversion Notice, pursuant to a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, by a re-designation of the relevant number of A Ordinary Shares into the applicable number of new Common Shares pursuant to Article 6.7(d) above (Voluntary Conversion of the A Ordinary Shares) or by such other means as the Board deems fit. Such Voluntary Conversion shall become effective forthwith upon entries being made in the Register to record the re-designation (or conversion by such other means as the Board deems fit) of the relevant A Ordinary Shares as Common Shares.

(f)

As soon as reasonably practicable and within ten (10) Business Days after the relevant Voluntary Conversion Date, or to the extent applicable, after the relevant Exceptional Voluntary Conversion Date, the Company shall take all steps necessary to register in the name of the Voluntary Converting Holder the Common Shares issued or arising upon the Voluntary Conversion, or to the extent applicable, the Exceptional Voluntary Conversion, and to issue the appropriate number of Common Shares to the Voluntary Converting Holder in accordance with Article 6.7(d) (Voluntary Conversion of the A Ordinary Shares) and, if the Board approves a request by the relevant Voluntary Converting Holder to issue share certificates for the appropriate number of Common Shares, forward to the Voluntary Converting Holder by post to his address shown in the Register such a definitive share certificate, together with, if approved by the Board, a new definitive share certificate representing any remaining A Ordinary Shares held by such Voluntary Converting Holder.

(g)

All rights attaching to A Ordinary Shares which are converted pursuant to a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion shall automatically terminate, with effect from the relevant Voluntary Conversion Date, or to the extent applicable, the relevant Exceptional Voluntary Conversion Date.

(h)

Common Shares issued or arising from a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, will be credited as fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Voluntary Conversion Date, or to the extent applicable, on the relevant Exceptional Voluntary Conversion Date, except for any dividends or other distributions declared or made or payable by reference to a record date existing before the date of issue or allotment of such Common Shares. Fractions of Common Shares will not be issued or allotted on conversion and the Voluntary Converting Holder’s entitlement to Common Shares will be rounded down to the nearest whole number of Common Shares.

(i)

The Voluntary Converting Holder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the A Ordinary Shares into Common Shares.

(j)	No holder of A Ordinary Shares:

(i)	may be compelled by the Company or any other shareholder in the Company (including any other holder of A Ordinary Shares) to convert any A Ordinary Shares into Common Shares;

(ii)

subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares), shall be able to serve a Voluntary Conversion Notice requesting the conversion of his/her/its holding of A Ordinary Shares into Common Shares at any time before the Restricted Period End Date.

6.8	Exceptional Voluntary Conversion of A Ordinary Shares

(a)	A holder of A Ordinary Shares shall be entitled to deliver a Voluntary Conversion Notice (“Exceptional Voluntary Conversion Notice”) in the period before the Restricted Period End Date:

(i)

if the Board has determined, in its sole and absolute discretion, that there are exceptional circumstances applying to such holder of A Ordinary Shares that warrant an Exceptional Voluntary Conversion (as defined below); or

(ii)	if the following conditions are satisfied:

(A)

subject to the requirements set out in Article 6.8(a)(ii)(B), the Exceptional Voluntary Conversion Notice is delivered to and received by the Company no earlier than the date that is three months after the Closing Date (the “Early Restricted Period End Date”) but before the Restricted Period End Date;

(B)	the holder of A Ordinary Shares delivering the Exceptional Voluntary Conversion Notice is not Morningside or, as at the Closing Date, an executive officer or director of the Company;

(C)

the volume weighted average trading price of the Common Shares traded on a Designated Securities Exchange is at least $15.00 per Common Share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), for at least twenty (20) trading days (whether or not consecutive) in any consecutive thirty (30) trading day period ending on the trading date immediately prior to the date of the Exceptional Voluntary Conversion Notice; and

(D)	the aggregate number of:

(aa)	the A Ordinary Shares to be converted pursuant to the Exceptional Voluntary Conversion Notice by the relevant holder; and

(bb)

the A Ordinary Shares previously converted pursuant to an Exceptional Voluntary Conversion Notice validly served by the relevant holder in accordance with this Article 6.8 in the period between the Early Restricted Period End Date and the Restricted Period End Date,

together does not exceed 10% of the relevant shareholder’s entire holding of A Ordinary Shares and Common Shares as recorded in the Register as at the date of the adoption of these Articles,

(the “Early Conversion Conditions”).

(b)	An Exceptional Voluntary Conversion Notice shall only be validly served:

(i)

in the case of Article 6.8(a)(i), if the Board (having been satisfied of the validity of the exceptional circumstances notified to it) provides its written consent to the conversion of the total number of A Ordinary Shares set out in the Exceptional Voluntary Conversion Notice into the relevant number of Common Shares in the period before the Restricted Period End Date; or

(ii)	in the case of Article 6.8(a)(ii), on the Board notifying the relevant holder of A Ordinary Shares that the Early Conversion Conditions have been satisfied,

(each an “Exceptional Voluntary Conversion”).

(c)

If the Board (i) provides its written consent to the Exceptional Voluntary Conversion in accordance with Article 6.8(b)(i); or (ii) notifies the relevant holder that the Early Conversion Conditions have been satisfied in accordance with Article 6.8(b)(ii), the relevant number of A Ordinary Shares (set out in the Exceptional Voluntary Conversion Notice) shall be converted into Common Shares at the applicable Voluntary Conversion Rate in accordance with Article 6.7 (Voluntary Conversion of A Ordinary Shares) above, save that for the purposes of this Article 6.8 the voluntary conversion date shall be the date falling five (5) Business Days following the date that the Board provided to the relevant holder of A Ordinary Shares either (i) its written consent to the Exceptional Voluntary Conversion in accordance with Article 6.8(b)(i); or (ii) its notification that the Early Conversion Conditions have been satisfied in accordance with Article 6.8(b)(ii), (in each case the “Exceptional Voluntary Conversion Date”).

(d)

Any Common Shares issued or arising from an Exceptional Voluntary Conversion pursuant to Article 6.8(a) (Exceptional Voluntary Conversion of A Ordinary Shares) above will not be subject to the restrictions on Transfer set out in Article 6.12 (Restricted Common Shares).

6.9	Voluntary Conversion Rate

The Voluntary Conversion Rate applicable to each A Ordinary Share in connection with any Voluntary Conversion or Exceptional Voluntary Conversion under these Articles shall be adjusted from time to time in accordance with the provisions of this Article 6.9 (Voluntary conversion rate):

(i)

if while A Ordinary Shares remain capable of being converted into Common Shares there is a consolidation and/or sub-division of any A Ordinary Shares or Common Shares, the Voluntary Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each holder of A Ordinary Shares has the same economic interest before and after such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or subdivision;

(ii)

if while A Ordinary Shares remain capable of being converted into Common Shares, on an allotment of shares pursuant to a capitalisation of profits or reserves to holders of Common Shares the Voluntary Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each A Ordinary Shareholder has the same economic interest before and after such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such allotment of shares, and if there is an adjustment to the Voluntary Conversion Rate then upon conversion of the relevant A Ordinary Shares the additional Common Shares to be issued (if applicable) shall be paid up by the automatic capitalisation of available reserves of the Company, unless and to the extent that the same shall be impossible or unlawful, in which case the relevant shareholders shall be entitled to subscribe for such additional Common Shares in cash at their par value and, subject to the payment of any cash payable (if applicable), such additional Common Shares shall be issued, credited fully paid up and shall rank pari passu in all respects with the existing Common Shares except for any dividends or other distributions declared, made, or payable by reference to a record date prior to the issue of such additional Common Shares.

6.10	No Further Issuance

Except for the issuance of any A Ordinary Shares issuable upon the exercise of any Rights outstanding at the Closing Date, the Company shall not at any time after the Closing Date issue any A Ordinary Shares.

6.11	Transfer of Common Shares

(a)

Subject to Articles 6.12 (Restricted Common Shares) and 6.13 (Restrictions on Transfer of Sponsor Common Shares) below, a holder of the Common Shares may Transfer Common Shares in accordance with the provisions of this Article 6.11 (Transfer of Common Shares).

(b)

Subject to Articles 6.12 (Restricted Common Shares) and 6.13 (Restrictions on Transfer of Sponsor Common Shares) below, each shareholder may Transfer all or any of its Common Shares by means of an instrument of transfer in any usual or common form or in a form prescribed by the Designated Securities Exchange Rules or in any other form approved by the Board (including by means of the Relevant System). Any instrument of transfer must be lodged at the Company’s registered office (or such other place as the Company thinks fit) and must be accompanied, to the extent applicable, with the relevant share certificate(s) (or any indemnity for lost certificate(s) in a form acceptable to the Board) representing such Common Shares to be so Transferred, provided that the Board may dispense with the execution of the instrument of transfer (or delivery of any share certificates) in any case which it thinks fit in its discretion to do so. Without prejudice to the generality of the foregoing, title to Common Shares may be evidenced and Transferred in accordance with the Relevant System and the Board may resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the Relevant System or in any other form prescribed by the Designated Securities Exchange.

(c)

The Company shall enter the transferee of such Common Shares on the Register as the holder of such Common Shares, and, if the Board approves a transferee’s request that a share certificate should be issued, within ten (10) Business Days of the Transfer the Company shall send to such holder by post (at such shareholder’s sole risk) a definitive share certificate for the appropriate number of fully paid Common Shares. The transferor shall be deemed to remain the holder of the relevant Common Shares until the name of the transferee is entered in the Register in respect thereof.

(d)

Nothing in these Articles shall require Common Shares to be Transferred by a written instrument if the Act and/or the Designated Securities Exchange Rules provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Act and the Designated Securities Exchange Rules to regulate the transfer of title to Common Shares (including Common Shares held in uncertificated form) and for the approval or disapproval, as the case may be, by the Board of the registration of those Transfers.

(e)

Subject to the provisions of the Act or the Designated Securities Exchange Rules, and without prejudice to Article 47 and any powers which the Company or the Board may have to issue, allot, dispose of, or otherwise deal with or make arrangements in relation to the Common Shares and other securities in any form:

(i)	the Board may permit the holding of Common Shares in uncertificated form;

(ii)	the Company may issue Common Shares in uncertificated form;

(iii)	Common Shares may be converted from certificated form to uncertificated form and vice versa with the consent of the Board;

(iv)	title to Common Shares held in uncertificated form may be Transferred by means of a Relevant System.

(f)

Where the Company is entitled under any provision of the Act, the Designated Securities Exchange Rules or these Articles to Transfer a Common Share held in uncertificated form (the “Uncertificated Common Share”), the Company shall be entitled, subject to the provisions of the Act and the facilities and the requirements of the Relevant System:

(i)

to require a holder of that Uncertificated Common Share by notice to change that Common Share into certificated form within a period specified in the notice and to hold that Common Share in certificated form so long as required by the Company;

(ii)

to require the holder of that Uncertificated Common Share by notice to give any instructions necessary to the Transfer Agent to Transfer title to that Common Share within the period specified in the notice;

(iii)

to require the holder of that Uncertificated Common Share by notice to appoint any person, including, without limitation, the giving of any instructions by means of the Relevant System, necessary to Transfer that Common Share within the period specified in the notice and such steps shall be effective as if they have been taken by the registered holder of that Common Share; and/or

(iv)	to take any action that the Board considers appropriate to achieve the Transfer of that Common Share, or otherwise to enforce a lien in respect of that Common Share.

6.12	Restricted Common Shares

(a)	Except for the CAH Common Shares, any holder of Common Shares that are issued by the Company:

(A)	upon the exercise of any of the 2020 Warrants, the Jefferies Warrants, the SVB Warrants or the Pharmakon Warrants;

(B)	upon the exercise of any of the CAH Warrants; and

(C)	at or prior to the date of the adoption of these Articles (but excluding the Sponsor Common Shares and any Common Shares to which the provisions of Article 6.8(d) apply),

together being the “Restricted Common Shares”,

may not, except as provided in Article 6.12(c) (Restricted Common Shares) below, Transfer such Restricted Common Shares at any time up to and including the Restricted Period End Date. After the Restricted Period End Date, the Restricted Common Shares shall, subject to applicable law and the Designated Securities Exchange Rules, be freely transferable in accordance with the provisions of Article 6.11 (Transfer of Common Shares) above.

(b)

Except as provided in Article 6.12(c) (Restricted Common Shares), any purported Transfer of the Restricted Common Shares at any time up to and including the Restricted Period End Date will be an invalid Transfer and will be void for the purposes of these Articles and the directors of the Company must refuse any application to register the proposed Transfer of any such Restricted Common Shares. The Company will ensure stop transfer restrictions are placed on the Restricted Common Shares up to and including the Restricted Period End Date.

(c)

A holder of Restricted Common Shares will be entitled to Transfer his/her/its holding of Restricted Common Shares (in whole or in part) in the period before the Restricted Period End Date if, and only if:

(i)

the Board has determined in its sole and absolute discretion, having been satisfied of the validity of the exceptional circumstances notified to it, that there are exceptional circumstances applying to such holder of Restricted Common Shares and has provided its written consent to the Transfer of such number of Restricted Common Shares as is stated in such written consent; or

(ii)	the following conditions are satisfied:

(A)

subject to the requirements set out in Article 6.12(c)(ii)(B), the Transfer of Restricted Common Shares will be completed no earlier than the Early Restricted Period End Date but before the Restricted Period End Date;

(B)	the holder of the Restricted Common Shares is not Morningside or, as at the Closing Date, an executive officer or director of the Company;

(C)

the volume weighted average trading price of the Common Shares traded on a Designated Securities Exchange is at least $15.00 per Common Share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), for at least twenty (20) trading days (whether or not consecutive) in any consecutive thirty (30) trading day period ending on the trading date immediately prior to the proposed date of Transfer of such Restricted Common Shares; and

(D)

the aggregate number of Restricted Common Shares to be Transferred by the relevant holder in the period between the Early Restricted Period End Date and Restricted Period End Date (together with any Restricted Common Shares previously Transferred by the relevant holder pursuant to this Article 6.12(c)(ii)) shall not exceed 10% of the relevant shareholder’s entire holding of A Ordinary Shares and Common Shares as recorded in the Register as at the date of the adoption of these Articles,

(iii)

it is a Transfer of Restricted Common Shares (and/or, in the case of Article 6.12(c)(iii)(C) (Restricted Common Shares) below only, the entry into of an irrevocable commitment to agree to a Transfer of Restricted Common Shares):

(A)

in connection with the vesting or “cashless” exercise of any of the 2020 Warrants or any of the Jefferies Warrants or any of the SVB Warrants, or any of the Pharmakon Warrants in accordance with the terms of the relevant warrant instrument to cover the exercise price payable in connection with such vesting or exercise for the purpose of exercising such 2020 Warrants, the Jefferies Warrants, the SVB Warrants or the Pharmakon Warrants that expire prior to the Restricted Period End Date, provided that any Restricted Common Shares received upon such exercise and any remaining Restricted Common Shares held by such holder will be subject to all of the restrictions set forth herein;

(B)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Common Shares, provided that such plan does not provide for a Transfer of Restricted Common Shares prior to the Restricted Period End Date and the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, prior to the Restricted Period End Date;

(C)

a Transfer of (and/or the entry into of an irrevocable commitment to agree to Transfer) Restricted Common Shares pursuant to a bona fide third party tender offer, merger, or other similar transaction made to or involving all holders of the Company’s securities and involving a change of control of the Company, provided that in the event that such merger, tender offer or other transaction is not consummated, such Restricted Common Shares held by such holder shall remain subject to the restrictions on Transfer set forth herein;

(D)	by gift, or by will or intestate succession to a Privileged Relation or to the trustees of a Family Trust;

(E)	pursuant to a court order in respect of, or by operation of applicable law as a result of, a divorce; or

(F)

if the holder of the Restricted Common Shares is a non-individual, to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partner, general partner, limited liability company member, trust beneficiary or stockholder of such holder, or, if the holder of the Restricted Common Shares is a corporation, to any wholly-owned subsidiary of such holder, provided, however, that in any case described in Articles 6.12(c)(iii)(D), and (F) (Restricted Common Shares) above, it shall be a condition to such Transfer that each transferee shall receive and hold such Restricted Common Shares subject to the provisions of these Articles and that no public disclosure or filing under the Exchange Act by any party to the Transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Restricted Common Shares in connection with such Transfer, other than, in the case of a Transfer permitted in accordance with Articles 6.12(c)(iii)(D) and (F) above, any required filing on Schedule 13D, 13D/A, 13G, 13G/A or Form 13F, provided that such Schedule 13D, 13D/A, 13G, 13G/A or Form 13F shall clearly indicate in the footnotes (x) the filing relates to the circumstances described in Articles 6.12(c)(iii)(D), and (F) and (y) any Restricted Common Shares still held by the transferor pursuant to any Transfer remain subject to the terms and restrictions under these Articles.

6.13	Transfer of Sponsor Common Shares

Any Transfer of Sponsor Common Shares shall be subject to the restrictions on Transfer set out in the Sponsor Agreement for the Founder Shares Lock-Up Period, provided that a holder of Sponsor Common Shares will be entitled to Transfer his/her/its holding of Sponsor Common Shares (in whole or in part) in the period before the end of the Founder Shares Lock-Up Period if, and only if the Board has determined in its sole and absolute discretion, having been satisfied of the validity of the exceptional circumstances notified to it, that there are exceptional circumstances applying to such holder of Sponsor Common Shares and has provided its written consent to the Transfer of such number of Sponsor Common Shares as is stated in such written consent. At any time up to and including the Founders Shares Lock-up Period any purported Transfer of the Sponsor Common Shares, other than as provided for in this Article 6.13, will be an invalid Transfer and will be void for the purposes of these Articles and the directors of the Company must refuse any application to register the proposed Transfer of any such Sponsor Common Shares. The Company will ensure stop transfer restrictions are placed on the Sponsor Common Shares up to and including the Founders Shares Lock-up Period.

7.	PERMITTED TRANSFERS OF THE A ORDINARY SHARES

7.1	Transfers to Privileged Relations, Family Trusts and nominees

(a)

Any shareholder being an Employee (at the time of the proposed Transfer) may at any time Transfer the A Ordinary Shares held by him to a Privileged Relation (who may Transfer such A Ordinary Shares to the original shareholder or to another Privileged Relation of the original shareholder but any other transfer by the Privileged Relation shall be subject to the same restrictions as though they were transfers by the original shareholder himself) or to the trustees of his Family Trust.

(b)	The trustees of a Family Trust may Transfer A Ordinary Shares held by them in their capacity as trustees:

(i)	on a change of trustees, to the new trustees of that Family Trust;

(ii)	to a person who has an immediate beneficial interest under the Family Trust; or

(iii)	to another Family Trust in which the settlor of such Family Trust is the same shareholder as the settlor of the original Family Trust.

(c)

A Ordinary Shares may be Transferred by a shareholder to a person to hold such A Ordinary Shares as his bare nominee and the nominee may Transfer such A Ordinary Shares without restriction to the original shareholder or to another bare nominee of such original shareholder but any other Transfers by the nominee shall be subject to the same restrictions as though they were Transfers by the original shareholder himself.

7.2	Transfers by corporate shareholders

A corporate shareholder may at any time Transfer A Ordinary Shares to another member of its Wholly-owned Group.

7.3	Transfers between A Ordinary Shareholders

Any holder of A Ordinary Shares may at any time Transfer some or all of its A Ordinary Shares held by him/her/it to another holder of A Ordinary Shares.

8.	MANDATORY TRANSFERS OF A ORDINARY SHARES

8.1	Transfer if trust ceases to be a Family Trust

If any trust whose trustees hold A Ordinary Shares ceases to be a Family Trust or there cease to be any beneficiaries of the Family Trust other than a charity or charities, then the trustees shall without delay notify the Company that such event has occurred and, if the trustees have not, within fourteen (14) days of receiving a request from the Board to do so, Transferred the A Ordinary Shares back to the settlor of that Family Trust or to a Privileged Relation of the settlor or to another Family Trust of the settlor, they shall be deemed to have served the Company with a notice in writing (“Transfer Notice”) in respect of all such A Ordinary Shares on the date on which the trust ceased to be a Family Trust or the date there ceased to be any beneficiaries other than a charity or charities (as appropriate) and the deemed service of the Transfer Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares back to the settlor of that Family Trust or a Privileged Relation of the settlor or another Family Trust of the settlor at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.1 (Transfer if trust ceases to be a Family Trust).

8.2	Transfer if A Ordinary Shares cease to be held by a Privileged Relation

If a Privileged Relation holding A Ordinary Shares Transferred to him under Article 7.1 (Transfers to Privileged Relations, Family Trusts and nominees) ceases to be a Privileged Relation of the original shareholder who held them (other than by reason of death of the Privileged Relation), the Privileged Relation then holding the A Ordinary Shares shall without delay notify the Company that this event has occurred and, if the Privileged Relation has not, within fourteen (14) days of receiving a request from the Board to do so, Transferred the A Ordinary Shares back to the original shareholder or another Privileged Relation of the original shareholder or Family Trust of the original shareholder, shall be deemed to have served the Company with a Transfer Notice in respect of all such A Ordinary Shares as at the date on which he ceased to be a Privileged Relation of the original shareholder and the deemed service of the Transfer Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares back to the original shareholder or another Privileged Relation of the original shareholder or Family Trust of the original shareholder at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.2 (Transfer if A Ordinary Shares cease to be held by a Privileged Relation).

8.3	Transfer on change of control of corporate shareholder

If a corporate shareholder holding A Ordinary Shares Transferred to it under Article 7.2 (Transfers by corporate shareholders) ceases to be a member of the same Wholly-owned Group as the original corporate shareholder who held them, the corporate shareholder then holding those A Ordinary Shares shall without delay notify the Company that this event has occurred and, if it has not, within fourteen (14) days of receiving a request from the Board to do so, Transferred such A Ordinary Shares either (i) back to the original corporate shareholder; or (ii) to a member of the Wholly-owned Group of the original corporate shareholder, that corporate shareholder shall be deemed to have served the Company with a Transfer Notice in respect of all such A Ordinary Shares as at the date on which it ceased to be a member of the relevant Wholly-owned Group and the deemed service of the Transfer Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares either (i) back to the original corporate shareholder; or (ii) to a member of the Wholly-owned Group of that original corporate shareholder at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.3 (Transfer on change of control of corporate shareholder).

8.4	Deemed Transfer Notice

Save where these Articles expressly provide otherwise, if in any case under the provisions of these Articles:

(a)	the directors require a Transfer Notice to be given in respect of any A Ordinary Shares; or

(b)	a person has become bound to give a Transfer Notice in respect of any A Ordinary Shares,

and such a Transfer Notice is not duly given within a period of two weeks of demand being made or within the period allowed thereafter respectively a Transfer Notice shall be deemed to have been given at the expiration of such period and under such Transfer Notice any director of the Company (acting as agent for the transferor(s)) shall be authorised to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares at the Relevant Transfer Price and shall (subject only to stamping of the transfers, if required) cause the names of the proposed transferee to be entered in the Register as the holders of such A Ordinary Shares and shall hold the Relevant Transfer Price on trust for the proposing transferor. The receipt of the Company shall be a good discharge to those transferees, and after the names have been entered in the Register under this provision, the validity of the transactions shall not be questioned by any person.

8.5	Effect on A Ordinary Share rights

(a)	The provisions of this Article 8.5 (Effect on A Ordinary Share rights) apply:

(i)

from the date of the Transfer Notice or deemed Transfer Notice to any A Ordinary Shares which become subject to a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 8 (Mandatory Transfers of A Ordinary Shares); and

(ii)

from the date of issue of any A Ordinary Shares issued to the proposed transferor under a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 8 (Mandatory Transfers of A Ordinary Shares) where such A Ordinary Shares are issued after the date of such Transfer Notice or deemed Transfer Notice (whether by virtue of the exercise of any right or option granted or arising by virtue of the holding of the A Ordinary Shares or otherwise).

(b)

Any A Ordinary Shares to which this Article 8.5 (Effect on A Ordinary Share rights) applies shall cease to confer the right to be entitled to receive notice of or to attend or vote at any general meeting or at any meeting of the holders of any class of A Ordinary Shares in the capital of the Company and such A Ordinary Shares shall not be counted in determining the total number of votes which may be cast at any such meeting of any shareholder or class of shareholders or any consent under these Articles or otherwise. Such rights shall be restored immediately upon the Company registering a Transfer of the relevant A Ordinary Shares pursuant to these Articles.

8.6	Relevant Transfer Price

For the purposes of this Article 8 (Mandatory transfers of A Ordinary Shares), the “Relevant Transfer Price” means the Market Price.

9.	REGISTRATION

9.1	The Board may in its absolute discretion and without giving any reason therefor, refuse to register a Transfer:

(a)	of a share that is not fully paid up (as to both par value and any premium);

(b)	of a share issued under any Share Option Scheme or other share incentive arrangement upon which a restriction on Transfer imposed thereby still subsists;

(c)	of a share on which the Company has a lien; or

(d)	of a share in the circumstances set out in Article 6.6(c) (Transfer of A Ordinary Shares) and Articles 6.12(b) (Restricted Common Shares) and 6.13 (Transfer of Sponsor Common Shares).

9.2

The registration of Transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Securities Exchange, be suspended and the Register be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

9.3	If the Directors refuse to register a Transfer, they shall within two (2) months after the date on which the Transfer was lodged with the Company send to the transferee notice of the refusal.

9.4

For the purposes of ensuring that a Transfer is duly authorised or that no circumstances have arisen whereby a Transfer Notice is required to be given, the directors may at the Company’s expense request any shareholder or past shareholder or the personal representative or trustee in bankruptcy, administrative receiver or liquidator or administrator of any shareholder or any person named as transferee in any instrument of transfer lodged for registration to furnish to the Company such information and evidence as the directors may reasonably think fit regarding any matter which they may deem relevant to such purpose.

9.5

Failing such information or evidence being furnished to the reasonable satisfaction of the directors within ten (10) Business Days after such request or if such information or evidence discloses, or otherwise reveals, that the Transfer was made in breach of these Articles (including that a Transfer Notice ought to have been given in respect of any shares):

(a)	the directors shall be entitled to refuse to register the Transfer in question;

(b)	the relevant shares shall cease to confer upon the holder of them (or any proxy) any rights:

(i)	to vote at a general meeting of the Company or at any meeting of the class of shares in question of the Company; or

(ii)	to receive dividends or other distributions otherwise attaching to the shares or to receive any further shares issued in respect of those shares; and

(c)	the directors may by notice in writing require that a Transfer Notice be given forthwith in respect of all the shares concerned.

PART C

FOUNDER DIRECTORS

10.	THE FOUNDER DIRECTORS

10.1

For so long as the Founders and each of their respective Affiliates (in aggregate) control, directly or indirectly, any of the A Ordinary Shares then outstanding, Ron Zwanziger (for and on behalf of each of the Founders) shall be entitled to nominate and have appointed (and remove and replace) by written notice to the Company three (3) directors to the Board (the “Founder Directors”).

10.2	As at the date of the adoption of these Articles, the Founder Directors shall be each of the Founders.

10.3

Any resolution to remove a Founder Director shall, in order for the relevant resolution to be passed and adopted by the Company, require the A Ordinary Shares held by Ron Zwanziger and each of his Affiliates to vote in favour of the relevant resolution at the general meeting at which such resolution is proposed.

PART D

DIRECTORS AND SECRETARY

NUMBER AND APPOINTMENT OF DIRECTORS

11.	NUMBER OF DIRECTORS

11.1

The number of directors (other than any alternate directors) shall be at least three (3) and shall be subject to any maximum number fixed from time to time by a resolution of the majority of the Board, with the voting approval of the Founder Directors.

11.2

The directors, other than the Founder Directors, shall be divided into two classes designated as the Class I directors (the “Class I Directors”) and the Class II directors (the “Class II Directors”). Other than the Founder Directors, each director shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. If the number of directors is changed in accordance with these Articles, any newly created directorships or decrease in directorships shall be so apportioned among the two classes as to make the number of the Class I Directors and the Class II Directors as nearly equal as is reasonably practicable, provided that no decrease in the number of directors constituting the Board shall in itself shorten the term of any incumbent director.

11.3

Each director, other than the Founder Directors, shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected or until his or her earlier resignation, death or removal in accordance with the provisions of these Articles.

12.	METHODS OF APPOINTING DIRECTORS

12.1	Subject to these Articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director (other than a Founder Director):

(a)	by ordinary resolution; or

(b)	by a majority decision of the directors.

12.2

Any vacancies on the Board (other than in the case of the Founder Directors) resulting from death, resignation, disqualification, removal or other cause, shall, except as otherwise provided by the Act, be filled only by a majority decision of the Board and not by a resolution of the shareholders. Any director elected in accordance with this provision shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor has been duly elected.

12.3	A director shall not be required to hold any shares by way of qualification.

12.4

While any shares are admitted to trading on a Designated Securities Exchange, the Board must at all times comply with the residency and citizenship requirements of securities laws of the United States applicable to foreign private issuers and shall at no time have a majority of directors who are U.S. Persons. Notwithstanding any other provision in these Articles, no appointment or election of a U.S. Person as a director shall be permitted if such appointment or election would have the effect of creating a majority of directors who are U.S. Persons, and any such appointment or election shall be disregarded for all purposes.

13.	NUMBER OF DIRECTORS TO RETIRE

13.1

The term of office of the initial Class I Directors shall expire at the first AGM following the Closing Date. The term of office of the initial Class II Directors shall expire at the second AGM following the Closing Date.

13.2

At each AGM, commencing with the first AGM following the Closing Date, the directors whose term shall have expired at such AGM shall resign and each of the successors elected to replace such directors (or any directors re-elected at such AGM) shall be elected (or re-elected) to hold office until the second AGM next succeeding his or her election or re-election and until his or her respective successor has been duly elected.

13.3

The Founder Directors shall not be subject to any retirement or re-election requirements set out in Article 13.2 (Number of directors to retire) above and shall remain in office until he or she resigns or otherwise ceases to be a director in accordance with these Articles.

14.	TERMINATION OF DIRECTOR’S APPOINTMENT

14.1	A person ceases to be a director as soon as:

(a)

that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by, to the extent applicable, any provisions of the Designated Securities Exchange Rules;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s death;

(f)

by reason of that person’s mental health, a court having jurisdiction (whether in the Cayman Islands or elsewhere) makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(g)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or

(h)

save in the case of a Founder Director, that person has, for more than six consecutive months, been absent without permission of the directors from meetings of directors held during that period and the directors make a decision that that person’s office be vacated.

14.2

Any director, other than a Founder Director, may be removed from office (for cause only) by the shareholders passing a special resolution. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than ten (10) Business Days before the meeting. Such director is entitled to attend the meeting and be heard on the motion for his removal.

15.	DIRECTORS’ GENERAL AUTHORITY

15.1

Subject to the provisions of the Act, these Articles and to the Designated Securities Exchange Rules, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company whether relating to the management of the business or not, including, without limitation, the power to dispose of all or any part of the undertaking of the Company.

15.2

The directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

16.	DELEGATION OF DIRECTORS’ POWERS

16.1

Subject to these Articles and the Designated Securities Exchange Rules, the directors may from time to time appoint any person, whether or not a director of the Company, to hold such office in the Company as the directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the offices of chief executive officer and chief financial officer, one or more vice presidents, managers or controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the directors may think fit.

16.2

Subject to applicable law and the Designated Securities Exchange Rules, the directors may delegate any of their powers to a committee (including, without limitation, an Audit Committee), consisting of one or more directors. They may also delegate to any executive officer or committee of executive officers such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of the Articles regulating the proceedings of directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

16.3

Without limiting the generality of Article 16.2 (Delegation of Directors’ Powers), the Board shall establish a permanent Audit Committee which shall consist of such number of directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by any Designated Securities Exchange) and shall be made up of such number of Independent Directors as is required from time to time by the rules of the Designated Securities Exchange or as otherwise required by applicable law. At least one (1) member of the Audit Committee will be an audit committee financial expert as determined by the rules adopted by the Designated Securities Exchange. Such financial expert shall have a special past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

16.4

If a committee is established, the Board may adopt formal written charters for such committees which the Board shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to Article 16.2 (Delegation of Directors’ Powers) and as required by the rules of the Designated Securities Exchange or applicable law.

17.	AGENTS

17.1

The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

PART E

DECISION-MAKING BY DIRECTORS

18.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

18.1

The general rule about decision-making by directors is that, save as otherwise provided for in these Articles, any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with Article 19 (Unanimous decisions).

18.2	At any meeting of the directors each director (or his alternate director) present at the meeting shall be entitled to one (1) vote.

19.	UNANIMOUS DECISIONS

19.1

A decision of the directors is taken in accordance with this Article 19 (Unanimous decisions) when all eligible directors indicate to each other by any means, excluding the means of text messaging, that they share a common view on a matter.

19.2

Such a decision may take the form of a resolution in writing, where each eligible director has signed one or more copies of it or to which each eligible director has otherwise indicated agreement in writing.

19.3

A decision may not be taken in accordance with this Article 19 (Unanimous decisions) if the eligible directors would not have formed a quorum at a directors’ meeting held to discuss the matter in question.

20.	CALLING A DIRECTORS’ MEETING

20.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Secretary (if any) to give such notice.

20.2	Notice of any directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

20.3	Save as otherwise provided in these Articles or with the unanimous consent of all directors, notice of a directors’ meeting must be given to each director, but need not be in writing.

20.4	Save with the unanimous consent of all directors, at least five (5) Business Days’ notice of each directors’ meeting shall be given in accordance with these Articles.

21.	PARTICIPATION IN DIRECTORS’ MEETINGS

Subject to these Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with these Articles; and

(b)

they can each communicate orally, including by means of telephone, video conference or other audio or audio-visual link or any other form of telecommunication, to the others any information or opinions they have on any particular item of the business of the meeting.

21.2

In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other, provided that all persons participating in the meeting can hear each other.

21.3

If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. Participation by a person in a meeting by a conference telephone or other communications equipment is treated as presence in person at that meeting and such person is counted in the quorum and is entitled to vote.

21.4

Without prejudice to Article 19 (Unanimous decisions), a resolution in writing (in one or more counterparts) signed by all the directors or all the members of a committee of the directors (an alternate director being entitled to sign such a resolution on behalf of his appointor and if such alternate director is also a director, being entitled to sign such resolution both on behalf of his appointor and in his capacity as a director) shall be as valid and effective as if it had been passed at a meeting of the directors, or committee of directors as the case may be, duly convened and held. Unless otherwise provided by its terms, such a resolution shall be effective from the date and time of the last signature

21.5

All acts done by any meeting of the directors or of a committee of the directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any director or alternate director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a director or alternate director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

21.6

The directors may, from time to time, invite certain persons to attend meetings of the Board in an observer capacity and to receive, at its discretion, any of the documents and materials that are provided to each director.

22.	QUORUM FOR DIRECTORS’ MEETINGS

22.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

22.2	The quorum necessary for the transaction of business of the directors is two (2) eligible directors, provided that one such director is a Founder Director, save that:

(a)	where there is a sole director, the quorum is one (1); and

(b)

where the business to be transacted at the meeting is the authorisation of a conflict of a Founder Director pursuant to Article 25 (Conflicts of interest), the quorum is one (1) eligible director and that Founder Director’s presence is not required to constitute a quorum.

22.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

23.	CHAIRING OF DIRECTORS’ MEETINGS

23.1	Subject to the provisions of Clause 23.4, the directors may appoint a director to chair their meetings.

23.2

Subject to the provisions of Clause 23.4, if the directors appoint a director to chair their meetings, the person so appointed for the time being is known as the Chairman and the directors may terminate his appointment as Chairman at any time.

23.3

Subject to the provisions of Clause 23.4, if the Chairman is unwilling to chair a directors’ meeting or is not participating in a directors’ meeting within ten minutes of the time at which it was to start or, if at any time during the meeting, the Chairman ceases to be a participating director, the participating directors must appoint one of themselves to chair it (or chair such part of it in relation to which the Chairman ceases to be a participating director, as the case may be).

23.4

Unless otherwise agreed by the holder(s) of the majority of the A Ordinary Shares at the relevant time and the voting approval of the shares held by Ron Zwanziger and each of his Affiliates, the Chairman shall be Ron Zwanziger.

24.	CASTING VOTE

If, at a meeting of the directors, the numbers of votes for and against a proposal are equal, the Chairman or other director appointed to chair the meeting pursuant to these Articles shall have a casting vote.

25.	CONFLICTS OF INTEREST

25.1

Subject to the Act and the Designated Securities Exchange Rules, if a director has disclosed to the other directors the nature and extent of any direct or indirect interest which the director has in any transaction or arrangement with the Company, a director notwithstanding his office:

(a)	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)

shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

25.2	For the purposes of Article 25.1 (Conflicts of Interest)

(a)

a general notice given to the directors to the effect that: (1) a director is a member or officer of a specified company or firm and is to be regarded as having an interest in any transaction or arrangement which may after the date of the notice be made with that company or firm; or (2) a director is to be regarded as interested in any transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him or her shall be deemed to be a sufficient disclosure that the director has an interest of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

25.3

A director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to the Articles, subject to any separate requirement for Audit Committee approval under applicable law or the Designated Securities Exchange Rules, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any such transaction or arrangement in which such director is interested and may be counted in the quorum at such meeting.

25.4

Notwithstanding the foregoing, no Independent Director shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such director’s status as an “Independent Director” of the Company.

26.	MINUTES

26.1	The directors shall cause minutes to be made in books kept for the purposes of recording

(a)	all appointments of officers made by the directors; and

(b)

all resolutions and proceedings of meetings of the Company, of the holders of any class of shares in the Company and of the directors and of committees of directors, including the names of the directors present at each such meeting.

27.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to these Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

PART F

REMUNERATION OF DIRECTORS

28.	DIRECTORS’ REMUNERATION

28.1	The directors are entitled to such remuneration as the Board shall determine:

(a)	for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company,

provided that the agreement or payment of any such remuneration would not result in non-compliance with any Designated Securities Exchange Rule.

28.2	Subject to these Articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director,

provided that the agreement or payment of any such remuneration would not result in non-compliance with any Designated Securities Exchange Rule.

28.3	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

28.4	Without prejudice to the generality of this Article 28, members of the Audit Committee may be paid annual compensation in the form of a fixed salary in such amount as the Board may determine.

28.5

Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Subsidiaries or of any other body corporate in which the Company is interested.

29.	DIRECTORS’ EXPENSES

The Company may pay any reasonable expenses which the directors and the Secretary (if any) properly incur in connection with their attendance at (or returning from):

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)

separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the business of the Company, the exercise of their powers and the discharge of their duties and responsibilities in relation to the Company.

PART G

ALTERNATE DIRECTORS AND SECRETARY

30.	APPOINTMENT AND REMOVAL OF ALTERNATES

30.1	Any director (other than an alternate director) (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, who is willing to act to:

(a)	exercise that director’s powers; and

(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor. A person (whether or not otherwise a director) may be appointed as an alternate by more than one appointor.

30.2	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

30.3

The notice must identify the proposed alternate and, in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

30.4

The appointment of an alternate director who is not otherwise a director shall be valid notwithstanding that he is approved by a resolution of the directors after his appointment as alternate director. Where an alternate director who is not otherwise a director attends a meeting of the directors and no objection is raised at the meeting to his presence then he shall be deemed to have been approved by a resolution of the directors.

31.	RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

31.1

Except as otherwise specified in these Articles, an alternate director has the same rights in relation to any directors’ meeting, directors’ written resolution or any other directors’ decision-making as the alternate’s appointor, including, but not limited to, the right to receive notice of all meetings of directors and all meetings of committees of directors of which his appointor is a member.

31.2	Except as these Articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their appointors; and

(d)	are not deemed to be agents of or for their appointors.

31.3	A person who is an alternate director but not otherwise a director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating); and

(b)

may participate in a unanimous decision of the directors (but only if that person’s appointor is an eligible director in respect of such decisions and only if that person’s appointor does not participate), provided that (notwithstanding any other provision of these Articles) such person shall not be counted as more than one director for the purposes of paragraphs (a) and (b) above.

31.4

A director who is also an alternate for one or more directors is entitled, in the absence of the relevant appointor, to a separate vote on behalf of each appointor in addition to his own vote on any decision of the directors (provided the relevant appointor is an eligible director in relation to that decision) but shall not count as more than one director for the purposes of determining whether a quorum is present.

31.5

An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

32.	TERMINATION OF ALTERNATE DIRECTORSHIP

An alternate director’s appointment as an alternate terminates:

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)

on the occurrence, in relation to the alternate, of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)	on the death of the alternate’s appointor; or

(d)	when the alternate’s appointor ceases to be a director for any reason.

33.	SECRETARY

The directors may appoint any person who is willing to act as the Secretary on such terms (including but not limited to, term of office and remuneration) and subject to such conditions as they may think fit and from time to time remove such person and, if the directors determine, appoint a replacement secretary of the Company, in each case by a decision of the directors.

PART H

LIENS, SHARE CERTIFICATES AND DISTRIBUTIONS LIENS, CALLS AND FORFEITURE

34.	COMPANY’S LIEN

34.1

The Company has a lien (the “Company’s lien”) over every share (whether fully paid or not) registered in the name of any person (whether he is the sole registered holder or one of two or more joint holders) for all moneys payable by him or his estate (and whether payable by him alone or jointly with any other person) to the Company (whether presently payable or not).

34.2	The Company’s lien over a share:

(a)	takes priority over any third party’s interest in that share; and

(b)

extends to any dividend (or other assets attributable to it) or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

34.3	The directors may, at any time, decide that a share which is or would otherwise be subject to a lien pursuant to these Articles shall not be subject to it, either wholly or in part.

35.	ENFORCEMENT OF THE COMPANY’S LIEN

35.1

Subject to the provisions of this Article 35 (Enforcement of the Company’s lien), if a lien enforcement notice has been given in respect of a share and the person to whom the notice was given has failed to comply with it, the Company may sell that share in such manner as the directors decide.

35.2	A lien enforcement notice:

(a)	may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the share concerned;

(c)

must require payment of the sum payable within fourteen (14) clear days of the notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires);

(d)	must be addressed either to the holder of the share or to any transmittee of that holder or any other person otherwise entitled to the share; and

(e)	must state the Company’s intention to sell the share if the notice is not complied with.

35.3	Where any share is sold pursuant to this Article 35 (Enforcement of the Company’s Lien):

(a)	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(b)

the transferee of the share(s) shall be registered as the holder of the share(s) to which the Transfer relates notwithstanding that he may not be able to produce the share certificate(s) and such transferee is not bound to see to the application of the consideration and the transferee’s title to the share is not affected by any irregularity in or invalidity of the process leading or relating to the sale.

35.4	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice;

(b)

second, to the person entitled to the share(s) immediately before the sale took place, but only after the certificate for the share(s) sold has been surrendered to the Company for cancellation or an indemnity in a form acceptable to the directors has been given to the Company for any lost certificate(s) and subject to a lien (equivalent to the Company’s lien over the share(s) immediately before the sale took place) for all moneys payable by such person or his estate (whether immediately payable or not) in respect of all share(s) registered in the name of such person (whether he is the sole registered holder or one of two or more joint holders) and in respect of any other moneys payable (whether immediately payable or not) by him or his estate to the Company, after the date of the lien enforcement notice.

35.5	A statutory declaration by a director or the Secretary (if any) that the declarant is a director or the Secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share(s); and

(b)	subject to compliance with any other formalities of Transfer required by these Articles or by law, constitutes a good title to the share(s).

36.	CALL NOTICES

36.1

Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a shareholder (or his estate) requiring such shareholder (or his estate) to pay the Company a specified sum of money (a “call”) which is payable to the Company in respect of shares which that shareholder (or his estate) holds at the date when the directors decide to send the call notice.

36.2	A call notice:

(a)

may not require a shareholder (or his estate) to pay a call which exceeds the total sum unpaid on the shares in question (whether as to par value or any amount payable to the Company by way of premium);

(b)	must state when and how any call to which it relates is to be paid; and

(c)	may permit or require the call to be paid by instalments.

36.3

A shareholder (or his estate) must comply with the requirements of a call notice but shall not be obliged to pay any call before fourteen (14) clear days (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires) have passed since the notice was sent.

36.4

Before the Company has received any call due under a call notice, the directors may revoke it wholly or in part or specify a later date and/or time for payment than is specified in the notice, by a further notice in writing to the shareholder (or his estate) in respect of whose shares the call is made.

37.	LIABILITY TO PAY CALLS

37.1

Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid. Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

37.2

Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them to pay calls which are not the same or to pay calls at different times.

38.	PAYMENT IN ADVANCE OF CALLS

38.1

The directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish only to that extent the liability on the shares on which it is made.

38.2

The Company may pay interest on the money paid in advance or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made at such rate not exceeding fifteen per cent (15%) per annum as the directors may decide until and to the extent that it would, but for the advance, become payable.

38.3

The directors may at any time repay the amount so advanced on giving to such shareholder not less than fourteen (14) days’ notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires) of its intention in that regard, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

38.4

No sum paid in advance of calls shall entitle the holder of a share in respect of them to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable.

39.	WHEN CALL NOTICE NEED NOT BE ISSUED

39.1

A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of par value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

39.2

If, however, the due date for payment of such a sum has passed and it has not been paid, the holder of the share(s) concerned (or his estate) is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

40.	FAILURE TO COMPLY WITH CALL NOTICE: AUTOMATIC CONSEQUENCES

40.1

(a)If a person is liable to pay a call and fails to do so by the call payment date (as such is defined below) the directors may issue a notice of intended forfeiture to that person and unless and until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate (as such is defined below).

(b)	Subject to Article 40.2 (Failure to comply with call notice: automatic consequences), for the purposes of this Article (Failure to comply with call notice: automatic consequences):

(c)

the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

(d)	the “relevant rate” is:

(i)	the rate fixed by the terms on which the share in respect of which the call is due was allotted; or, if none,

(ii)	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors,

provided that if no rate is fixed in either of the manners specified in paragraph (d)(i) or (d)(ii) it shall be, five per cent (5%) per annum.

40.2	The directors may waive any obligation to pay interest on a call wholly or in part.

41.	NOTICE OF INTENDED FORFEITURE

41.1	A notice of intended forfeiture:

(a)	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

(b)	must be sent to the holder of that share (or to all the joint holders of that share) or to a transmittee of that holder;

(c)

must require payment of the call and any accrued interest together with all costs and expenses that may have been incurred by the Company by reason of such non- payment by a date which is not less than fourteen (14) clear days after the date of the notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires);

(d)	must state how the payment is to be made; and

(e)	must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

42.	DIRECTORS’ POWER TO FORFEIT SHARES

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

43.	EFFECT OF FORFEITURE

43.1

Subject to these Articles, the forfeiture of a share extinguishes all interests in that share, and all claims and demands against the Company in respect of it and all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

43.2	Any share which is forfeited in accordance with these Articles:

(a)	is deemed to have been forfeited when the directors decide that it is forfeited;

(b)	is deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of as the directors think fit.

43.3	If a person’s shares have been forfeited:

(a)	the Company must send that person notice that forfeiture has occurred and record it in the Register;

(b)	that person ceases to be a shareholder in respect of those shares;

(c)	that person must surrender the certificate (if any) for the shares forfeited to the Company for cancellation;

(d)

that person remains liable to the Company for all sums payable by that person under these Articles at the date of forfeiture in respect of those shares, including any interest, costs and expenses (whether accrued before or after the date of forfeiture); and

(e)

the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

43.4

At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest, costs and expenses due in respect of it and on such other terms as they think fit.

44.	PROCEDURE FOLLOWING FORFEITURE

44.1

If a forfeited share is to be disposed of by being Transferred, the Company may receive the consideration for the Transfer and the directors may authorise any person to execute the instrument of transfer (or procure the completion of the Transfer through the Relevant System).

44.2

A statutory declaration by a director or the Secretary that the declarant is a director or the Secretary and that a share has been forfeited on a specified date is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and subject to compliance with any other formalities of Transfer required by these Articles, the Relevant System, or by law or the Designated Securities Exchange Rules, constitutes a good title to the share.

44.3

A person to whom a forfeited share is Transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or Transfer of the share.

44.4

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)	was, or would have become, payable; and

(b)	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

45.	SURRENDER OF SHARES

45.1	A shareholder may surrender any share:

(a)	in respect of which the directors may issue a notice of intended forfeiture;

(b)	which the directors may forfeit; or

(c)	which has been forfeited.

45.2

The directors may accept the surrender of any such share. The effect of surrender on a share is the same as the effect of forfeiture on that share. A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

46.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by applicable law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by applicable law or these Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

47.	SHARE CERTIFICATES

47.1

A shareholder shall only be entitled to a share certificate if the directors resolve that a share certificate shall be issued to such shareholder. Share certificates representing shares, if any, shall be in such form as the directors may determine. Share certificates shall be signed by one or more directors or other person authorised by the directors. The directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares (if any) shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the Company for Transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

47.2	Any certificate that is issued by the Board must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the par value of those shares;

(c)	the amount paid up on the shares; and

(d)	any distinguishing numbers assigned to them.

47.3	No certificate may be issued in respect of shares of more than one class.

47.4	If more than one person holds a share, only one certificate may be issued in respect of it.

48.	REPLACEMENT SHARE CERTIFICATES

48.1	If a certificate issued in respect of a shareholder’s share is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same amount of shares.

48.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

49.	INSTRUMENTS OF TRANSFER

49.1

Subject to these Articles and without prejudice to Article 6.11 (Transfer of Common Shares) any shareholder may Transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Securities Exchange Rule or in any other form approved by the Board (including by means of the Relevant System) and may be under hand or by electronic signature or by such other manner of execution as the Board may approve from time to time. Without prejudice to the generality of the foregoing, title to listed shares of the Company may be evidenced and Transferred in accordance with the laws applicable to and the rules and regulations of the Designated Securities Exchange on which such shares are listed.

49.2

The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 9.1, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the Relevant System or in any other form prescribed by the Designated Securities Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

49.3	The Company may retain any instrument of transfer which is registered.

49.4	Any instrument of transfer which the directors refuse to register must (unless they suspect that the proposed Transfer may be fraudulent) be returned to the transferee.

49.5

For the avoidance of doubt, nothing in these Articles shall require shares to be Transferred by a written instrument if the Act and/or the Designated Securities Exchange Rules provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Act and the Designated Securities Exchange Rules to regulate the Transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the Board of the registration of those Transfers.

50.	REGISTER

50.1	The Company shall maintain or cause to be maintained an overseas or local Register in accordance with the Act and as, applicable, the Designated Securities Exchange Rules.

50.2

The directors may determine that the Company shall maintain one or more branch Registers in accordance with the Act. The Directors may also determine which Register shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

51.	CLOSING REGISTER OF SHAREHOLDERS OR FIXING RECORD DATE

51.1

For the purpose of determining the shareholders entitled to notice of, or to vote at any general meeting or any adjournment thereof, or the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, the directors may provide that the Register shall be closed for Transfers for a stated period which shall not in any case exceed thirty (30) days.

51.2

In lieu of, or apart from, closing the Register, the directors may fix, in advance or in arrears, a date as the record date for any such determination of shareholders entitled to notice of, or to vote at any general meeting or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, provided that such a record date shall not exceed forty (40) clear days prior to the date where the determination will be made.

51.3

If the Register is not so closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any general meeting has been made as provided in this Article, such determination shall apply to any adjournment thereof.

52.	FRACTIONAL ENTITLEMENTS

52.1	Whenever, as a result of a consolidation or subdivision or conversion of shares, any shareholders are entitled to fractions of shares, the directors may:

(a)	sell the shares representing the fractions to any person (including (provided permitted by law) the Company) for the best price reasonably obtainable;

(b)	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c)	distribute the net proceeds of sale in due proportion among those shareholders.

52.2

Whenever any shareholder’s entitlement to a portion of sale amounts to less than a minimum figure determined by the directors, that shareholder’s portion may be distributed to an organisation which is a charity for the purposes of the Act or retained by the Company for the benefit of the Company.

52.3

The person to whom the shares are Transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions and nor shall such transferee’s title to the shares be affected by any irregularity in or invalidity of the process leading to their sale.

PART I

DIVIDENDS AND OTHER DISTRIBUTIONS

53.	PROCEDURE FOR DECLARING DIVIDENDS

53.1

Subject to any rights and rights and restrictions for the time being attached to any of the shares, the Board may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

53.2

Subject to any rights and rights and restrictions for the time being attached to any of the shares, the Company by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

53.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

53.4

If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

53.5	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

53.6

If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights

53.7

The directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than securities of the Company) as the directors may from time to time think fit.

54.	CALCULATION OF DIVIDENDS

54.1	Except as otherwise provided by these Articles and by the rights attached to shares, all dividends must be:

(a)	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

(b)	apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

54.2

If any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date it shall rank for or be entitled to dividends accordingly.

54.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of a call or otherwise paid up in advance of its due payment date.

55.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

55.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	by any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

55.2	If:

(a)	a share is subject to the Company’s lien; and

(b)	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice. Money so deducted must be used to pay any of the sums payable in respect of that share.

55.3	The Company must notify the distribution recipient in writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c)	how the money deducted has been applied.

55.4	In these Articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the Register; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

56.	NO INTEREST ON DISTRIBUTIONS

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

57.	UNCLAIMED DISTRIBUTIONS

57.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

57.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

57.3	If:

(a)	six years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

58.	NON-CASH DISTRIBUTIONS

58.1

Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in the Company).

58.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

59.	WAIVER OF DISTRIBUTIONS

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

PART J

CAPITALISATION OF PROFITS

60.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

60.1	Subject to these Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)

decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)

appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

60.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

60.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct. A capitalised sum which was appropriated from profits available for distribution may be applied:

(a)	in or towards paying up any amounts unpaid on existing shares held by the person(s) entitled; or

(b)	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

60.4	Subject to these Articles, the directors may:

(a)

apply capitalised sums in accordance with Article 60.3(a) (Authority to capitalise and appropriation of capitalised sums) and Article 60.3(b) (Authority to capitalise and appropriation of capitalised sums) partly in one way and partly in another;

(b)

make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article 60 (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article 60.

PART K

DECISION-MAKING BY SHAREHOLDERS

61.	POWER TO CALL GENERAL MEETINGS

61.1

The Company may in each year hold a general meeting as its annual general meeting (“AGM”) and shall specify the meeting as such in the notices calling it. The AGM shall be held at such time and place as may be determined by the Board.

61.2	The agenda of the AGM shall be set by the Board and shall include the presentation of the Company’s annual accounts and the report of the directors (if any).

61.3

All general meetings other than the AGM shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it. All provisions relating to general meetings in these articles shall apply to both AGM’s as well as extraordinary general meetings unless specifically stated otherwise or the context requires otherwise.

61.4

The directors may, whenever they think fit, convene an extraordinary general meeting of the Company. The directors shall also be required to convene an extraordinary general meeting of the Company if the Company receive requests to do so from shareholders representing at least one third (1/3) of the paid-up share capital of the Company as carries the right to vote at general meetings of the Company (“Shareholder Requisition Meeting”), save that shareholders shall only be able to propose types of business to be dealt with at the Shareholder Requisition Meeting that requires the passing of an ordinary resolution (and not a special resolution) and shall not be able to propose any resolutions relating to the appointment or removal of any person as a director.

61.5	A request by shareholders to call a general meeting pursuant to Article 61.4 (Power to call general meetings) shall:

(a)

state the general nature of the business to be dealt with at the Shareholder Requisition Meeting which must be a form of business capable of being voted upon at such Shareholder Requisition Meeting in accordance with Article 61.4 (Power to call general meetings) above;

(b)	include the text of any ordinary resolution that may properly be moved and is intended to be moved at the Shareholder Requisition Meeting;

(c)	be in hard copy form or in electronic form; and

(d)	be authenticated by the person or persons making it.

61.6	Directors required under Article 61.4 (Power to call general meetings) to call a Shareholder Requisition Meeting must call such Shareholder Requisition Meeting:

(a)	within twenty one (21) days from the date on which they become subject to the requirement, and

(b)	to be held on a date not more than twenty eight (28) days after the date of the notice convening the meeting.

61.7	Any resolution proposed by shareholders to be moved at the Shareholder Requisition Meeting shall be moved at the general meeting unless:

(a)	it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Articles or otherwise),

(b)	it is a form of business that is not capable of being voted upon at such Shareholder Requisition Meeting in accordance with the provisions of these Articles;

(c)	it is defamatory of any person; or

(d)	it is frivolous or vexatious.

61.8

Save as set out in this Article 61 (Power to call general meetings), shareholders shall have no right to propose resolutions to be considered or voted upon at an AGM or an extraordinary general meeting of the Company.

62.	NOTICE OF GENERAL MEETINGS

62.1

An AGM of the Company shall be called by not less than twenty-one (21) clear days’ notice in writing. All other general meetings of the Company (other than an adjourned meeting) shall be called by not less than fourteen (14) clear days’ notice in writing.

62.2	Every notice convening a general meeting shall specify:

(a)	the place, the date and the time of the meeting;

(b)	the general nature of the business to be dealt with at the meeting;

(c)

if the meeting is convened to consider an ordinary resolution or a special resolution, the text of the resolution and intention to propose the resolution as an ordinary resolution or a special resolution (as appropriate); and

(d)

with reasonable prominence, that a shareholder is entitled to appoint another person (who does not have to be a shareholder) as his proxy to exercise all or any rights of his to attend, speak and vote at the meeting and that a shareholder may appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him) and shall also specify any more extensive rights (if any) conferred by these Articles to appoint more than one proxy.

62.3

The notice shall be given to every shareholder as of the record date (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company), to the directors and to the auditors and if more than one for the time being, to each of them.

62.4	Subject to the provisions of these Articles, notice of a general meeting of the Company:

(a)	may be given:

(i)	in hard copy form;

(ii)	in electronic form; or

(iii)	by means of a website,

or partly by one such means and partly by another and the provisions of Article 79 (Company Communications) shall apply accordingly; and

(b)	shall specify:

(i)	whether the meeting shall be a physical and/or electronic general meeting;

(ii)

for physical meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 63 (General Meetings at more than one place), which shall be identified as such in the notice);

(iii)

for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the Board, in its sole discretion, sees fit; and

(iv)

the general nature of the business to be dealt with and shall state, with reasonable prominence, that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not be a shareholder.

62.5

The accidental failure to give notice of general meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy, or to give notice of a resolution intended to be moved at a general meeting to, or the non-receipt of any of them by, any person or persons entitled to receive the same shall not invalidate the proceedings at that meeting and shall be disregarded for the purpose of determining whether the notice of the meeting, instrument of proxy or resolution were duly given.

62.6	The Board shall determine whether a general meeting is to be held as a physical general meeting or an electronic general meeting.

63.	GENERAL MEETINGS AT MORE THAN ONE PLACE

63.1

Without prejudice to Article 62 (Notice of General Meetings), the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

64.	ELECTRONIC GENERAL MEETINGS

64.1

Without prejudice to Article 61 (Notice of General Meetings), the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting hosted on an electronic platform (such meeting being an “electronic general meeting”) to do so by simultaneous attendance by electronic means with no shareholder necessarily in physical attendance at the electronic general meeting. The shareholders or their proxies present shall be counted in the quorum for, and entitled to vote at, the electronic general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the electronic general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that shareholders attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

64.2	Nothing in these Articles prevents a general meeting being held both physically and electronically.

65.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

65.1

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

65.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

65.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

65.4	In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

66.	QUORUM FOR GENERAL MEETINGS

66.1

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting unless the persons attending it constitute a quorum when the meeting proceeds to business.

66.2

Two persons entitled to vote upon the business to be transacted each being a shareholder (being an individual) present in person or by proxy, or (being a corporation) present by a duly authorised representative or by proxy, shall be a quorum.

67.	CHAIRING GENERAL MEETINGS

67.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

67.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting,

must appoint a director or shareholder (which may include any proxy appointed by a shareholder) to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

67.3	The person chairing a meeting in accordance with this Article 67 (Chairing general meetings) is referred to as the “chairman of the meeting”.

68.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

68.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

68.2

The chairman of the meeting may permit other persons who are not shareholders or are otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

69.	SECURITY

69.1

The Board or the chairman of the meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board or the chairman of the meeting are entitled in its or his or her absolute discretion to refuse entry to, or eject from any general meeting, a person who refuses to comply with these arrangements, requirements or restrictions.

69.2	The Board or the chairman of the meeting at any electronic general meeting may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to those objectives.

69.3

The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he or she consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

70.	ADJOURNMENT

70.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, the chairman of the meeting must adjourn it.

70.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)

it appears to the chairman of the meeting that an adjournment is necessary or appropriate to: (i) protect the safety of any person attending the meeting; (ii) ensure that the business of the meeting is conducted in an orderly manner; (iii) to enable the shareholders to consider fully information which the Board determines has not been made sufficiently or timely available to all shareholders; or (iv) is otherwise in the best interests of the Company.

70.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

70.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

70.5

If the continuation of an adjourned meeting is to take place more than fourteen (14) days after it was adjourned, the Company must give at least seven (7) clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

70.6

No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed for that meeting (or if, during the meeting, a quorum ceases to be present), the meeting shall be dissolved.

71.	VOTING: GENERAL

71.1	All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. The poll shall be conducted in such manner as the chairman of the general meeting directs.

71.2

No shareholder shall, unless the directors otherwise decide, be entitled to vote (either in person or by proxy) at a general meeting or at any adjournment of it unless all calls or other sums presently payable by him in respect of that share in the Company have been paid to the Company.

71.3

Otherwise than as set out in these Articles, no action shall be taken by the shareholders of the Company except at an AGM or an extraordinary general meeting of the shareholders called in accordance with these Articles, and no action shall be taken by the shareholders by written consent.

72.	ERRORS AND DISPUTES

72.1

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

72.2	Any such objection must be referred to the chairman of the meeting, whose decision is final and conclusive.

73.	CONTENT OF PROXY NOTICES

73.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the general meeting to which they relate.

73.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

73.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

73.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

74.	DELIVERY OF PROXY NOTICES

74.1

The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed (or a copy of such authority certified notarially or in some other way approved by the directors) shall be sent or supplied in hard copy form, or (subject to any conditions and limitations which the directors may specify) in electronic form:

(a)	to the registered office of the Company; or

(b)

to such other address (including electronic address) as is specified in the notice convening the meeting or in any instrument of proxy or any invitation to appoint a proxy sent or supplied by the Company in relation to the meeting; or

(c)	as the directors shall otherwise direct,

to be received before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

74.2

Any instrument of proxy not so sent or supplied or received shall be invalid unless the directors at any time prior to the meeting or the chairman of the meeting at the meeting, in their or his absolute discretion, accept as valid an instrument of proxy where there has not been compliance with the provisions of this Article 74 (Delivery of proxy notices) and such proxy shall thereupon be valid notwithstanding such default.

74.3

A person who is entitled to attend, speak or vote at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

74.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

74.5	The Company shall be entitled to treat as attributable to the shareholder to which it purports to relate an instrument appointing a proxy or corporate representative in electronic form if:

(a)

the person sending the instrument in electronic form has provided or complied with any identification or confirmation requirements (including without limitation the adoption or creation of passwords or passcodes) described, set out, referred to in or accompanying the notice of meeting to which the instrument appointing a proxy or corporate representative relates;

(b)	in relation to email if contained in an email purporting to come from an email address previously notified to the Company by such shareholder; or

(c)

acknowledged by an electronic record transmitted by or on behalf of the Company to the shareholder to the address (including without limitation an electronic or email address) supplied by the shareholder for the giving of notices and such shareholder does not promptly (and in any case to be received by the Company before the commencement of the meeting or adjourned meeting to which the instrument relates or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll) take steps to notify the Company that the instrument should not be so treated .

75.	REVOCATION OF PROXY NOTICES

75.1	The validity of:

(a)	a vote given in accordance with the terms of an appointment of a proxy; or

(b)	anything done by a proxy acting as duly appointed chairman of a meeting; or

(c)	any decision determining whether a proxy counts in a quorum at a meeting,

shall not be affected notwithstanding the death or mental disorder of the appointor or the revocation of the appointment of the proxy (or of the authority under which the appointment of the proxy was executed) or the Transfer of the share in respect of which the appointment of the proxy is given, unless notice in writing of such death, mental disorder, revocation or Transfer shall have been:

(i)

sent or supplied to the Company or any other person as the Company may require in the notice of the meeting, any instrument of proxy sent out by the Company in relation to the meeting or in any invitation to appoint a proxy issued by the Company in relation to the meeting, in any manner permitted for the sending or supplying of appointments of proxy pursuant to these Articles; and

(ii)

received at the registered office of the Company (or such other address (including electronic address) as has been designated for the sending or supplying of appointments of proxy), before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

76.	VOTES OF PROXIES

The Company shall be under no obligation to ensure or otherwise verify that any vote(s) cast by a proxy are done so in accordance with any such instructions given by the shareholder by whom such proxy is appointed. In the event that a vote cast by such proxy is not done so in accordance with the instructions of the shareholder by whom such proxy is appointed, such vote shall not be deemed to be invalid.

77.	AMENDMENTS TO RESOLUTIONS

77.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than forty eight (48) hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

77.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

77.3

If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman of the meeting’s error does not invalidate the vote on that resolution.

77.4	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

78.	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation which is a shareholder or a director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a class of shares or of the directors or of a committee of directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder or director.

PART L

ADMINISTRATIVE ARRANGEMENTS

79.	COMPANY COMMUNICATIONS

79.1

Subject to the provisions of the Act and the Designated Securities Exchange Rules (and save as otherwise provided in these Articles), any document or information required or authorised to be sent or supplied by the Company to any shareholder or any other person (including a director) pursuant to these Articles, the Act or any other rules or regulations to which the Company may be subject, may be sent or supplied in hard copy form, in electronic form, by means of a website or in any other way in which documents or information may be sent or supplied by the Company pursuant to the Act.

79.2

Subject to these Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked in writing to be sent or supplied with such notices or documents for the time being.

79.3

The Company may send or supply any document or information to a shareholder or any other person (including a director) pursuant to these Articles, the Act, the Designated Securities Exchange Rules or any other rules or regulations to which the Company may be subject, either personally, or by post in a prepaid envelope addressed to the shareholder (or such other person) at his registered address or at his address for service, or by leaving it at that address or any other address for the time being notified to the Company by the shareholder (or such other person) for the purpose, or by sending or supplying it using electronic means to an electronic address for the time being notified to the Company by the shareholder (or such other person) for the purpose, or by any other means authorised in writing by the shareholder (or such other person) concerned.

79.4

A shareholder whose registered address is not within the Cayman Islands and who gives the Company an address within the Cayman Islands to which documents or information may be sent or supplied to him or gives an electronic address to which documents or information may be sent or supplied using electronic means, shall be entitled to have documents or information sent or supplied to him at that address, but otherwise no such shareholder shall be entitled to receive any document or information from the Company.

79.5

In the case of joint holders of a share, if the Company sends or supplies any document or information to one of the joint holders, it shall be deemed to have properly sent or supplied such document or information to all the joint holders.

79.6

If, on at least two (2) consecutive occasions, the Company has attempted to send any document or information by electronic means to an address specified (or deemed specified) for the purpose and a delivery failure (or other similar) notification has been received by the Company, the Company thereafter shall, send documents or information in hard copy form or electronic form (but not by electronic means) to such shareholder at his registered address or address for service within the Cayman Islands (whether by hand, by post or by leaving it or them at such address), in which case the provisions of Article 79.7 (Company communications) shall apply.

79.7

If on three (3) consecutive occasions documents or information have been sent or supplied to any shareholder at his registered address or address for the service of such documents or information in the Cayman Islands but have been returned undelivered, such shareholder shall not thereafter be entitled to receive any documents or information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the Cayman Islands for the service of documents or information or an electronic address to which documents or information may be sent or supplied using electronic means.

79.8

Any shareholder present, in person or by proxy at any meeting of the Company or of the holders of any class of shares of the Company, shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

79.9

Save as provided otherwise in these Articles, any document or information, addressed to a shareholder (or other person to whom such document or information is required or authorised to be sent pursuant to these Articles, the Act or otherwise) at his registered address or address for service (in the case of a shareholder, in the Cayman Islands) or electronic address, as the case may be shall:

(a)

if hand delivered or left at a registered address or other address for service (in the case of a shareholder in the Cayman Islands), be deemed to have been served or delivered on the day on which it was so delivered or left;

(b)	if sent or supplied by post (whether in hard copy form or in electronic form), be deemed to have been received at the expiration of five (5) days after the envelope was posted;

(c)	if served by a recognised courier service, be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)

if sent or supplied by electronic means (other than by means of website), be deemed to have been served immediately upon the time of the transmission by electronic mail and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient;

(e)	if published as an electronic record on a website, be deemed to have been served immediately upon the notice, document or information being made available on the website.

79.10	In calculating a period of hours for the purpose of Article 79.9 (Company communications), no account shall be taken of any part of a day that is not a Business Day.

79.11

A director may agree with the Company that documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than those set out in Article 79.9 (Company communications).

79.12

Subject to Article 79.9 (Company communications), in proving such service or delivery it shall be sufficient to prove that the envelope containing the document or information was properly addressed and put into the post in a prepaid envelope or, in the case of a document or information sent or supplied by electronic means on providing evidence of the transmission of such electronic mail. Each shareholder and each person becoming a shareholder subsequent to the adoption of this Article 79 (Company communications), by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (including a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

79.13

The Company shall not be held responsible for any failure in transmission beyond its reasonable control and the provisions of Article 79.7 (Company communications) to Article 79.12 (Company communications) (inclusive) shall apply regardless of any document or information being returned undelivered and regardless of any delivery failure notification or “out of office” or other similar response and any such “out of office” or other similar response shall not be considered to be a delivery failure.

80.	COMPANY SEALS

80.1	Any common seal may only be used by the authority of the directors or a committee of the directors.

80.2	The directors may decide by what means and in what form any common seal is to be used.

80.3

Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

80.4	For the purposes of this Article 80 (Company seals), an authorised person is:

(a)	any director of the Company;

(b)	the Secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

81.	ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

81.1	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the directors.

81.2	The books of account shall be kept at the Company’s registered office, or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

81.3

Subject to the Act and to the rules of any Designated Securities Exchange, the accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the directors.

81.4

Subject to Articles 81.3 and 81.5 (Accounts, Audit and Annual Return and Declaration) a printed copy of the directors’ report, if any, accompanied by the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity, including every document required by applicable law to be annexed thereto, made up to the end of the applicable financial year, shall be sent to shareholders at least ten (10) days before the date of the AGM and laid before the Company at the AGM held in accordance with Article 61.1 (Power to call General Meetings), provided that this Article 81.4 (Accounts, Audit and Annual Return and Declaration) shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares.

81.5

The requirement to send to a person referred to in Article 81.4 (Accounts, Audit and Annual Return and Declaration) the documents referred to in that Article shall be deemed satisfied where, in accordance with all applicable laws, rules and regulations, including, without limitation, the Designated Securities Exchange Rules, the Company publishes copies of the documents referred to in Article 81.4 (Accounts, Audit and Annual Return and Declaration) on the Company’s website, transmits it to the SEC’s website or in any other permitted manner (including by sending any other form of electronic communication), and that person has agreed or is deemed by the Company to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

81.6

The directors, having considered the recommendations of the Audit Committee, shall appoint an auditor of the Company who, subject to the Act and the Designated Securities Exchange Rules, shall hold office until removed from office by a resolution of the Board, and shall fix his or their remuneration.

81.7

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

81.8

The auditors shall, if so required by the directors, make a report on the accounts of the Company during their tenure of office at the next AGM following their appointment, and at any time during their term of office, upon request of the directors or any general meeting of the shareholders.

81.9

The directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

82.	RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Subject to the Act or the Designated Securities Exchange Rules, other than as specifically agreed by the Company no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

83.	INDEMNITY

83.1

Every Indemnified Person for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him (otherwise than by reason of his own dishonesty, willful default or fraud) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder with respect thereto

83.2

No such Indemnified Person of the Company and the personal representatives of the same shall be liable: (i) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the Company; or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party; or (iii) for any loss on account of defect of title to any property of the Company; or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or; (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited; or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto; or (vii) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such person’s part, unless he has acted dishonestly, with willful default or through fraud.The Company hereby acknowledges that certain Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance from or against (other than directors’ and officers’ or similar insurance obtained or maintained by or on behalf of the Company or any Group Company, including any such insurance obtained or maintained pursuant to Article 83.4 (Indemnity) below) Other Indemnitors. The Company hereby agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary); (ii) it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of these Articles (or any other agreement between the Company and an Indemnified Person) without regard to any rights an Indemnified Person may have against any Other Indemnitors; and (iii) it irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing and Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. For the avoidance of doubt, no person or entity providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any person providing such insurance obtained or maintained pursuant to Article 83.4 (Indemnity) below, shall be an Other Indemnitor.

83.3

The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was (whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article 83 or under applicable law): (a) a director, alternate director, Secretary or auditor of the Company or of a Group Company; or (b) the trustee of a retirement benefits scheme or other trust in which a person referred to in Article 83.1 (Indemnity) is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.

84.	AMENDMENT OF ARTICLES OF ASSOCIATION

Subject to the Act and the Designated Securities Exchange Rules and as provided in these Articles, the Company may at any time and from time to time by special resolution amend these Articles in whole or in part.